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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

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                                 LOAN AGREEMENT

                           Dated as of October 6, 1995

                                 by and between

                    INNKEEPERS FINANCING PARTNERSHIP II, L.P.

                                   as Borrower

                                       and

                        NOMURA ASSET CAPITAL CORPORATION

                                    as Lender

================================================================================

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS ......................................................................1

SECTION 1. DEFINITIONS AND ACCOUNTING MATTER ..................................1
   Section  1.01   Certain Defined Terms.......................................1
   Section  1.02   Accounting Terms and Determinations........................16

SECTION 2. GENERAL TERMS .....................................................17
   Section  2.01   Amount of the Loan ........................................17
   Section  2.02   Use of Proceeds ...........................................17
   Section  2.03   Security for the Loan .....................................17
   Section  2.04   Borrower's Note ...........................................17
   Section  2.05   Principal and Interest ....................................18
   Section  2.06   Prepayment; Voluntary Defeasance ..........................18
   Section  2.07   Mandatory Defeasance or Prepayment; Transfer ..............19
   Section  2.08   Release of Collateral .....................................19
   Section  2.09   Defeasance ................................................20
   Section  2.10   Appraisals ................................................23

SECTION 3. [INTENTIONALLY DELETED]............................................23

SECTION 4. PAYMENTS; COMPUTATIONS; ETC........................................23
   Section  4.01   Payments ..................................................23
   Section  4.02   Setoff ....................................................24

SECTION 5. YIELD PROTECTION AND ILLEGALITY ...................................24
   Section  5.01   Additional Costs ..........................................24
   Section  5.02   Securitization ........................................... 25

SECTION 6. CONDITIONS PRECEDENT ..............................................27
   Section  6.01   Conditions Precedent to Effectiveness and Disbursement
                      of the Loan ............................................27
   Section  6.02   Additional Conditions Precedent ...........................33

SECTION 7. REPRESENTATIONS AND WARRANTIES ....................................34
   Section  7.01   Partnership Existence .....................................34
   Section  7.02   Financial Condition .......................................34
   Section  7.03   Litigation ................................................35
   Section  7.04   No Breach .................................................35

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   Section  7.05   Partnership Action ........................................35
   Section  7.06   Approvals .................................................35
   Section  7.07   Use of Loan ...............................................35
   Section  7.08   ERISA .....................................................36
   Section  7.09   Taxes .....................................................36
   Section  7.10   Investment Company Act ....................................36
   Section  7.11   Hazardous Materials .......................................36
   Section  7.12   Equal Employment and Non-Discrimination ...................38
   Section  7.13   Title .....................................................38
   Section  7.14   General Partner ...........................................39
   Section  7.15   [Intentionally Deleted] ...................................39
   Section  7.16   Restricted Activities .....................................39
   Section  7.17   Other Activities ..........................................39
   Section  7.18   Employees .................................................40
   Section  7.19   Solvency ..................................................40
   Section  7.20   Delinquent Property Liens .................................40
   Section  7.21   Insurance .................................................40
   Section  7.22   Lien Priority .............................................41
   Section  7.23   Improvements ..............................................41
   Section  7.24   Casualty; Condemnation ....................................41
   Section  7.25   Zoning and Other Laws .....................................41
   Section  7.26   Operating Lease ...........................................41
   Section  7.27   Franchise Agreements ......................................41
   Section  7.28   Contracts .................................................41
   Section  7.29   Permits ...................................................42
   Section  7.30   Utilities .................................................42
   Section  7.31   Certificates of Occupancy .................................42
   Section  7.32   Assessments ...............................................42
   Section  7.33   Conditions of Properties ..................................42
   Section  7.34   Environmental Reports/Appraisals ..........................42

SECTION 8. COVENANTS OF THE BORROWER ........................................ 43
   Section  8.01   Financial Statements ......................................43
   Section  8.02   Litigation, Etc ...........................................45
   Section  8.03   Partnership Existence, Etc.................................45
   Section  8.04   Insurance .................................................46
   Section  8.05   Prohibition of Fundamental Changes ........................46
   Section  8.06   Limitation on Liens .......................................47
   Section  8.07   Indebtedness ..............................................48
   Section  8.08   Investments ...............................................48
   Section  8.09   Dividend Payments .........................................48
   Section  8.10   Partnership Activities ....................................48

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   Section  8.11   Transactions with Affiliates ..............................49
   Section  8.12   Use of Proceeds ...........................................49
   Section  8.13   Modifications of Certain Documents ........................49
   Section  8.14   Additional Subsidiaries ...................................50
   Section  8.15   [Intentionally Deleted] ...................................50
   Section  8.16   Operation of the Collateral Properties ....................50
   Section  8.17   Environmental Matters .....................................50

SECTION 9. EVENTS OF DEFAULT .................................................52

SECTION 10. THE ADMINISTRATIVE AGENT .........................................56
   Section 10.01   Appointment, Powers and Immunities ........................56
   Section 10.02   [Intentionally Deleted] ...................................56

SECTION 11. MISCELLANEOUS ....................................................56
   Section 11.01   Waiver ....................................................56
   Section 11.02   Notices ...................................................57
   Section 11.03   Expenses, Etc. ............................................57
   Section 11.04   Amendments, Etc. ..........................................58
   Section 11.05   Successors and Assigns ....................................58
   Section 11.06   Assignments and Participations ............................59
   Section 11.07   [Intentionally Deleted] ...................................59
   Section 11.08   Survival ..................................................59
   Section 11.09   Captions ..................................................59
   Section 11.10   Counterparts ..............................................59
   Section 11.11   Governing Law; Submission to Jurisdiction .................59
   Section 11.12   Waiver of Jury Trial ......................................60
   Section 11.13   Marshalling; Recapture ....................................60
   Section 11.14   Cross Collateralization ...................................60
   Section 11.15   Confidentiality ...........................................60
   Section 11.16   Limited Recourse ..........................................61
   Section 11.17   No Reliance ...............................................61

SCHEDULES

Schedule A   -     Collateral Properties and Allocated Loan Amounts
Schedule B   -     Property NOI Calculation
Schedule C   -     Reports and Other Materials
Schedule D   -     Hazardous Materials
Schedule E   -     Contracts
Schedule F   -     Condition of Properties
Schedule G   -     Investments Outstanding at Closing

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          LOAN AGREEMENT dated as of October 6, 1995 between INNKEEPERS
FINANCING PARTNERSHIP II, L.P., a limited partnership duly organized and validly existing under the laws of the State of Virginia (the "Borrower") and NOMURA ASSET CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the "Lender").

                                    RECITALS

          WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the aggregate principal amount of $30,000,000 (the "Loan Amount");

          WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Note and the other Basic Documents (all of the foregoing capitalized terms as hereinafter defined) which shall establish the terms and conditions of the Loan; and

          WHEREAS, Borrower and Lender contemplate that Lender's interest in and to the Loan may be assigned by Lender to Trustee for the benefit of certificateholders in connection with the Securitization (all of the foregoing capitalized terms as hereinafter defined).

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

          SECTION 1. DEFINITIONS AND ACCOUNTING MATTER.

          Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and viceversa):

          "Accounts" shall have the meaning assigned to such term in the Cash Collateral Agreement.

          "Accrued Interest" shall have the meaning provided in Section 2.05(c).

          "Additional Costs" shall have the meaning assigned to such term in
Section 5.01 hereof.

          "Additional Interest" shall have the meaning provided in Section 2.05(c).

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          "Administrative Agent" shall have the meaning assigned to such term in the Cash Collateral Agreement.

          "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

          "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Collateral Property, as set forth on Schedule A hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to a regular monthly payment of principal pursuant to Section 2.05(c) or a prepayment or defeasance of part of the Loan other than in connection with a release of the Liens of the Security Documents with respect to a Collateral Property, each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment or defeasance and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. Allocated Loan Amounts shall in no event include any portion of the Loan which has been defeased. When the Principal Indebtedness is reduced as a result of Lender's receipt of Net Proceeds with respect to an Event of Loss affecting 100% of a Collateral Property, the Allocated Loan Amount for the Collateral Property with respect to which the Net Proceeds were received shall be reduced to zero (such Allocated Loan Amount being referred to as the "Withdrawn Allocated Amount"), and if the Withdrawn Allocated Amount exceeds the Net Proceeds (such excess being referred to as the "Proceeds Deficiency"), each other Allocated Loan Amount shall be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount. When the Principal Indebtedness is reduced or defeased in connection with the release of the Liens of the Security Documents with respect to a Collateral Property, the Allocated Loan Amount for each

                                       2

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remaining Collateral Property shall be decreased by an amount equal to the product of (1) the excess of the Release Price over the Allocated Loan Amount for the Collateral Property which is the subject of such Transfer (the "Excess Amount") and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts of the remaining Collateral Properties.

          "Assignments" shall mean, collectively, each Assignment of Leases and Rents relating to a Collateral Property.

          "Basic Documents" shall mean, collectively, this Agreement, the Pledge Agreements, the Note, the Cash Collateral Agreement, the Environmental Indemnity Agreement, the Security Documents, the Lessee Subordination Agreement and all other documents and agreements executed or delivered to the Lender by the Borrower, the Lessee or either Pledgor in connection with any of the foregoing documents.

          "Borrower" shall have the meaning assigned to such term in the preamble.

          "Business Day" shall mean any day (i) other than a Saturday or a Sunday or (ii) other than a day on which commercial banks are authorized or required to close in New York City or the State of Missouri or in any state in which the Accounts are maintained or in the state in which the corporate trust office of the Trustee is located.

          "Capital Expenditures" shall mean, for any period as to any Person, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by such Person or any of its Consolidated Subsidiaries to acquire, construct or replace furniture, fixtures and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property (including equipment) which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.13).

          "Cash Collateral Agreement" shall mean the Cash Collateral Account, Pledge and Security Agreement dated as of the date hereof among the Borrower, the Lender and the Administrative Agent, as modified and supplemented and in effect from time to time.

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          "Cash Flow" shall mean, for any period (without duplication) with respect to any Collateral Property, the sum of (a) Property NOI of such Collateral Property (calculated before Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization in respect of such Collateral Property (to the extent deducted in determining Property NOI) for such period minus (c) Capital Expenditures in respect of such Collateral Property made during such period from sources other than the FF&E Escrow Account (as defined in the Cash Collateral Agreement).

          "CERCLA" shall have the meaning assigned to such term in Section 7.11 hereof.

          "Closing Date" shall mean the date on which this Agreement shall become effective pursuant to Section 6.01 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean any and all Property of the Borrower from time to time subject to the Lien of any Security Document.

          "Collateral Properties" shall mean, collectively, the Properties identified on Schedule A hereto, except for any Collateral Property which has been released from the Lien of the Security Documents.

          "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Debt Service" shall mean, for any period with respect to the Borrower, the sum (determined on a consolidated basis in accordance with GAAP and without duplication) of the following: (a) all payments of Principal Indebtedness scheduled to be made during such period (excluding any such payment which relates to a portion of the Loan which has been defeased) plus, (b) the greater of (1) all Interest Expense payable during such period or (2) all Interest Expense payable during such period calculated in accordance with the definition of Interest Expense set forth in this Section 1.01 but assuming for purposes of the calculation of Interest Expense that all interest payable in respect of Indebtedness during such period is at the rate of 10.25% per annum.

          "Debt Service Ratio" shall mean with respect to the Borrower the ratio of (A) the aggregate Cash Flow of all of the Collateral Properties for the twelve month period ending on the last day of the calendar month ending on or most recently ended prior to such date of determination to (B) Debt Service of the Borrower for such period.

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          "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "Default Rate" shall mean, in respect of any principal of the Loan or any other amount payable by the Borrower under this Agreement or the Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 500 basis points above the annual Interest Rate as in effect from time to time.

          "Defeasance Date" shall have the meaning provided in Section 2.09.

          "Defeasance Deposit" shall mean an amount equal to the total cost incurred or to be incurred in the purchase by Lender on behalf of Borrower of U.S. Treasuries necessary to produce payments which replicate the Scheduled Defeasance Payments.

          "Dividend Payment" shall mean as to any Person, any dividend or any partnership distribution (in cash, property or obligations) on, or any other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person (but excluding dividends payable solely in shares of common stock of such Person) or any portion of any partnership interest (whether general or limited) of such Person.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Environment" shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata and ambient air.

          "Environmental Claim" shall mean any claim, investigation, proceeding, action, order, directive, summons, complaint, citation, notice or inquiry from any governmental authority which could or does result in any Environmental Damages.

          "Environmental Condition" shall mean any condition with respect to the Environment, whether or not yet discovered, at, on or under the Collateral Properties, which could or does result in any Environmental Damages.

          "Environmental Damages" shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any Environmental Claim which are incurred by the Lender or the Borrower in respect of the Collateral Properties as a result of (i) the existence of Hazardous Materials at, on, under or off the Collateral Properties, or (ii) the violation or threatened violation of any Environmental Law by the Borrower or the Lessee on any of the Collateral Properties.

          "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement dated as of the date hereof among the Borrower, the Pledgors, and the Lender, as modified and supplemented and in effect from time to time.

          "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or either Pledgor or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or either Pledgor.

          "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

          "Event of Loss" shall mean with respect to any Collateral Property (a) any damage to or destruction of such Collateral Property which would cost more than $25,000 to repair, (b) any taking by condemnation or eminent domain or other similar proceeding involving loss of such Collateral Property in excess of $25,000 or (c) any taking by condemnation or eminent domain or other similar proceeding of all or substantially all of such Collateral Property (other than for temporary use).

          "Excess Cash Flow" shall mean, as at any date of determination thereof, the amount remaining in the Lockbox Account, as defined in the Cash Collateral Account, after application of the payments required by clauses first through third of Section 6(b)of the Cash Collateral Agreement.

          "Franchise Agreement" shall mean any franchise or license agreement between Borrower or Lessee and any national hotel chain approved by the Lender with respect to any Collateral Property.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to
be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "General Partner" shall mean Innkeepers Financial Corporation II, a Virginia corporation, the general partner of the Borrower.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Hazardous Materials" shall have the meaning assigned to such term in
Section 7.11 hereof.

          "Including" shall mean "including, without limitation".

          "Indebtedness" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or respective services rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Independent Director" shall have the meaning assigned to such term in
Section 7.17 hereof.

          "Interest Accrual Period" shall mean (a) initially, the period (the "Stub Period") commencing on the Closing Date and ending on the 10th day of the calendar month in which the Closing Date occurs, and (b) thereafter, each period commencing on the 11th day of a calendar month and ending on the 10th day of the succeeding calendar month. Notwithstanding the foregoing, if any Interest Period would otherwise commence before and end after the Prepayment Date or the Maturity Date, such Interest Period shall end on the Prepayment Date or the Maturity Date, as the case may be.

          "Interest Expense" shall mean, for any period, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period), but shall not include (i) interest in respect to a portion of the Loan which has been defeased or (ii) any costs or fees incurred by the Borrower in connection with the Loan which are amortized by the Borrower.

          "Interest Rate" shall have the meaning provided in Section 2.05(a)

          "Investment" in any Person shall mean: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies purchased in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Lease" shall mean any lease (including the Operating Lease), sublease, license, franchise, concession, or other agreement, whether written or oral, permitting another to use, operate, occupy or possess all or any portion of any Collateral Property.

          "Lender" shall have the meaning assigned to such term in the preamble.

          "Lessee" shall mean JF Hotel II, Inc., a Virginia corporation, or any permitted successor lessee under the Operating Lease.

          "Lessee Subordination Agreement" shall have the meaning assigned to such term in Section 6.01(bb) hereof.

          "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" has the meaning provided in the Recitals hereto.

          "Loan Amount" has the meaning provided in the Recitals hereto.

          "MAI" shall mean a Member of the Appraisal Institute.

          "Material Adverse Effect" shall mean a material adverse effect on any of (a) the condition (financial or otherwise), business, performance, properties, assets or operations of the Borrower or the REIT and its Consolidated Subsidiaries taken as a whole, (b) the ability of the REIT, the General Partner or the Borrower to perform its obligations under any Basic Document to which it is a party, (c) the legality, validity or enforceability of any Basic Document or any significant provision thereof or the rights and remedies of the Lender under any Basic Document or any significant provision thereof, (d) the timely payment of principal or interest on the Loan or other amounts payable under the Basic Documents, (e) the perfection or priority of the Liens on the Collateral (under and as defined in each of the Security Documents), (f) the value, utility or operation of any Collateral Property whose Property NOI (before the deduction of Property Expenses) prior to the occurrence or circumstance resulting in such effect is equal to or greater than 7.5% of the aggregate Property NOI (before the deduction of Property Expenses) of all the Collateral Properties, (g) the value, utility or operation of any Collateral Property whose Property NOI (before the deduction of Property Expenses) prior to the occurrence or circumstance resulting in such effect is less than or equal to 7.5% of the aggregate Property NOI (before the deduction of Property Expenses) of all the Collateral Properties but when taken together with any other Collateral Property which has had a Material Adverse Effect and whose Property NOI (before deduction of Property Expenses) is less than or equal to 7.5% of the aggregate Property NOI (before the deduction of Property Expenses) of all the Collateral Properties results in an aggregate Property NOI (before deduction of Property Expenses) equal to or greater than 7.5% of the aggregate Property NOI (before deduction of Property Expenses) of all Collateral Properties, (h) the Property NOI (before the deduction of Property Expenses) of any Collateral Property, or (i) the ability of Lessee to perform its obligations under the Operating Lease.

          "Maturity Date" shall mean October 11, 2015 or such earlier date resulting from acceleration.

          "Mortgages" shall mean, collectively, each mortgage, deed of trust, assignment of rents, security agreement and fixture filing and similar instrument executed by the Borrower in favor of the Lender, covering the Collateral Properties, including the respective properties and leasehold interests identified in the schedules thereto, as each such mortgage, deed of trust, assignment of rents, security agreement and fixture filing shall be modified and supplemented and in effect from time to time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or either Pledgor or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Proceeds" shall mean (a) with respect to any damage or destruction of any Collateral Property, all amounts paid or payable with respect to such Collateral Property pursuant to any insurance policy, and (b) with respect to any taking by condemnation or eminent domain or other similar proceeding of any Collateral Property, all amounts paid or payable with respect to such Collateral Property in connection with such taking of such Collateral Property or any part thereof, in each case net of reasonable expenses incurred by the Borrower in connection therewith.

          "Note" shall mean the promissory note provided for by Section 2.04 hereof.

          "Officer's Certificate" means a certificate delivered to Lender by Borrower which is signed by an authorized officer of the managing general partner of the Borrower.

          "Operating Lease" shall mean the Lease Agreement dated as of the Closing Date between the Borrower and the Lessee with respect to the Collateral Properties, as modified and supplemented and in effect from time to time.

          "Partnership Agreement" shall mean the Limited Partnership Agreement of the Borrower dated as of October 6, 1995.

          "Payment Dates" shall mean the 11th day of each calendar month.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof by such Person; (d) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's; and (e) repurchase agreements which are secured by investments described in clause (a) above.

          "Permitted Liens" shall have the meaning assigned to such term in
Section 8.06 hereof.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower, either Pledgor or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge Agreements" shall mean the Pledge Agreements dated as of the date hereof executed by each of the Pledgors for the benefit of the Lender, as modified and supplemented and in effect from time to time.

          "Pledgors" shall mean, collectively, the REIT and General Partner.

          "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into by and among Lender, as depositor, Servicer, as servicer, and Trustee, as trustee, on the Securitization Closing Date.

          "Prepayment Date" shall mean October 11, 2007.

          "Principal Indebtedness" means the Loan Amount, initially, as adjusted by each decrease in the outstanding principal amount of the Loan, whether as a result of prepayment after the Prepayment Date or otherwise.

          "Principal Office" shall mean the principal office of the Lender, located at 2 World Financial Center, New York, New York 10281 or any other office designated as such in writing by the Lender.

          "Property" shall mean assets and properties, whether real, personal or mixed, tangible or intangible.

          "Property Expenses" shall mean, for any Collateral Property for any period, all fees and expenses incurred in connection with the operation of such Collateral Property for such period, whether incurred by or on behalf of the Borrower or the Lessee (excluding any Rent payable under the Operating Lease), including the following (provided, however, that Property Expenses shall not include Debt Service, Capital Expenditures, non-cash items such as depreciation and amortization, and any extraordinary one-time expenditures not considered operating expenses under GAAP):

          (i) the cost of sales, including compensation, fringe benefits, payroll taxes and other costs related to employees of the Collateral Property (the foregoing costs shall not include salaries and other employee costs of executive personnel of the Lessee who do not work at the Collateral Property on a regular basis, except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a "cluster" of hotels which includes the Collateral Property);

          (ii) departmental expenses incurred at departments within the Collateral Property, administrative and general expenses and the cost of marketing incurred by the Lessee, advertising and business promotion incurred by the Lessee, heat, light, power, computer line charges and routine repairs, maintenance and minor alterations;

          (iii) the cost of inventories and fixed asset supplies consumed in the operation of the Collateral Property;

          (iv) a reasonable reserve for uncollectible accounts receivable as determined by the Lessee;

          (v) all costs and fees of independent professionals or other third parties who are retained by the Lessee to perform services required or permitted hereunder;

          (vi) all costs and fees of technical consultants and operational experts who are retained or employed by the Lessee and/or Affiliates of the Lessee for specialized services (including quality assurance inspectors) and the cost of attendance by employees of the Lessee at training and manpower development programs sponsored by the Lessee;

          (vii) advertising or marketing expenses or commissions or association dues paid in connection with the operation of the Collateral Property;

          (viii) franchise and license fees;

          (ix) management fees, provided that, whether or not management fees are actually payable with respect to the operation of the Collateral Property, Operating Expenses for each month shall include an amount attributable to management fees in the amount of the greater of four percent (4%) of Property Income of such Collateral Property for such month or the actual amount of such fees;

          (x) taxes, if any, payable by or assessed against the Lessee related to this Agreement or to the Lessee's operation of the Collateral Property (exclusive of Manager's income taxes) and all real estate taxes, and other impositions and insurance premiums.

          (xi) deposits to the FF&E Escrow Account as required by the Cash Collateral Agreement (but excluding any amounts paid from the FF&E Escrow Account);

          (xii) costs and expenses incurred in making reservations at or for the Collateral Property; and

          (xiii) such other costs and expenses incurred by the Borrower and/or the Lessee as specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Collateral Property.

          "Property Income" shall mean, for any Collateral Property for any period, all room rentals, together with all other rents, revenues, receipts or income payable to the Lessee or the Borrower from or otherwise relating to such Collateral Property during such period, excluding, however, (i) tips and gratuities (including service charges added to a customer's bill or statement in lieu of gratuities which are payable to employees of the Lessee); (ii) sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges, hotel and motel taxes and any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) credits, refunds, discounts or rebates made to customers, guests or patrons; (iv) sums and credits received in settlement of claims for loss or damage to merchandise; (v) income from the sale of furnishings, fixtures or equipment, (vi) bad debts; (vii) Net Proceeds; (viii) interest received or accrued with respect to any Account pursuant to the Cash Collateral Agreement; (ix) any proceeds from any sale of the Collateral Property or from the refinancing of any debt encumbering the Collateral Property; and (x) any rent payable under the Operating Lease.

          "Property NOI" shall mean, as of any date of determination thereof, for each Collateral Property, the sum of (i) all Property Income computed in accordance with GAAP for the twelve calendar month period ending on or most recently ended prior to such date of determination minus (ii) all Property Expenses to the extent actually expended by the Borrower or the Lessee for such period. The computation of Property NOI for any Collateral Property shall be subject to adjustment in the reasonable discretion of the Lender to reflect reasonable provisions for credit loss in excess of 90 days which would materially impact historical Property NOI for such Collateral Property. A sample calculation of Property NOI is annexed hereto as Schedule B.

          "Rating Agencies" means at least two of Fitch Investors Service, L.P., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Rating Group or any successor thereto, and any other nationally recognized financial rating agency which may hereafter be engaged by Lender, or its designees, to rate the Certificates.

          "Regulatory Change" shall mean any change after the date of this Agreement in United States Federal, state or foreign law, rules or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including the Lender of or under any United States Federal, state or foreign laws, rules or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIT" shall mean Innkeepers USA Trust, a Maryland real estate investment trust.

          "Related Person" shall mean, with respect to any specified Person, any other Person that is an Affiliate of the specified Person or any limited partner of the specified Person (if such Person is a limited partnership) or any shareholder of the specified Person (if such Person is a corporation).

          "Release Price" shall mean, with respect to any Collateral Property, as at any date of determination thereof, an amount equal to 1.25 multiplied by the Allocated Loan Amount for such Collateral Property as of such date; provided that the Release Price for any Collateral Property which constitutes the only Collateral Property at such time shall not be less than an amount equal to the then outstanding principal amount of the Loan (other than portions of the Loan which have been defeased) plus interest accrued thereon and all other amounts due under the Basic Documents.

          "Revised Interest Rate" shall have the meaning provided in Section
2.05.

          "Scheduled Defeasance Payments" means:

          (a) with respect to a defeasance of the Loan in whole pursuant to
Section 2.06(b), payments on or prior (but as close as possible) to (i) each scheduled Payment Date after the Defeasance Date and before the Prepayment Date, in amounts equal to the scheduled payments of interest and Principal Indebtedness due on such dates under this Agreement; and (ii) the Prepayment Date, in the amount of the Principal Indebtedness and all accrued and unpaid interest thereon; or

          (b) with respect to any defeasance of the Loan in part pursuant to
Section 2.07(a), payments on or prior (but as close as possible) to (i) each scheduled Payment Date after the Defeasance Date until the Prepayment Date, in amounts equal to the portion of the scheduled payments of interest and Principal Indebtedness allocable to the Release Price (such allocation to be determined by multiplying the amount of each such payment by a fraction, the numerator of which is the Release Price and the denominator of which is the amount of Principal Indebtedness prior to such defeasance); and (iii) the Prepayment Date, of the unpaid portion of the amount of Principal Indebtedness so defeased and any accrued and unpaid interest thereon; or

          (c) with respect to any defeasance to prepay a portion of the Loan pursuant to Section 2.07(b), payments on or prior (but as close as possible) to
(i) each scheduled Payment Date from and after the Defeasance Date through and including October 11, 1997, of installments of interest at the Interest Rate calculated as provided in Section 2.05 on the defeased portion of the Loan,
(ii) each scheduled Payment Date from and after the later of the Defeasance Date and October 11, 1997 through and including the Prepayment Date, in amounts equal to the portion of the scheduled payments of interest and Principal Indebtedness allocable (such allocation to be determined by multiplying the amount of each such payment by a fraction, the numerator of which is the defeased portion of the Loan and the denominator of which is the amount of Principal Indebtedness prior to such defeasance) to the defeased portion of the Loan; and (iii) the Prepayment Date, of the unpaid portion of the amount of Principal Indebtedness so defeased and any accrued and unpaid interest thereon.

          "Securitization" shall mean any securitization of the Indebtedness arising under this Agreement or the transfer or assignment of the Loan or any facility consisting of mortgage related securities secured by or evidencing ownership interests in all or part of the Loan, debt securities or mortgage pass-through certificates to be offered either publicly or privately (collectively, the "Certificates"), which facility shall be secured by the Collateral and/or the Loan.

          "Securitization Closing Date" means the date on which the Pooling and Servicing Agreement is executed and delivered and the Securitization is effected.

          "Security Documents" shall mean, collectively, the Cash Collateral Agreement, the Assignments, the Pledge Agreements, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement and the Security Documents to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Documents and all other documents and agreements executed or delivered to the Lender by the Borrower or the Pledgors in connection with any of the foregoing documents.

          "Servicer" means any Person appointed as servicer under the Pooling and Servicing Agreement or such Person's successor as servicer.

          "Servicing Agreement" shall have the meaning assigned to such term in the Cash Collateral Agreement.

          "Subsidiary" shall mean, with respect to any Person, any corporation of which at least a sufficient number of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries or by such

Person and one or more of the Subsidiaries of such Person. "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any such corporation of which all of such shares, other than directors qualifying shares, are so owned or controlled.

          "Tax Fair Market Value" means the fair market value of a Collateral Property, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation (S)(S) 1.860G-2 and 1.856-3(c), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code (S) 1272(a)(4)) of any indebtedness, other than the Loan, secured by a Lien affecting the Collateral Property, which Lien is prior to or on a parity with the Liens created under the Mortgage relating to such Collateral Property.

          "Title Companies" shall have the meaning assigned to such term in
Section 6.01(j) hereof.

          "Transfer" means any transfer, sale or conveyance of a Collateral Property.

          "Trustee" means any Person appointed as trustee under the Pooling and Servicing Agreement or its successor in interest.

          "U.S. Treasuries" shall mean direct non-callable obligations of the United States of America.

          Section 1.02 Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall (unless otherwise disclosed to the Lender in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lender hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lender pursuant to Section 8.01 hereof unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Lender shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

          (b) The Borrower shall deliver to the Lender at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

          SECTION 2. GENERAL TERMS.

          Section 2.01 Amount of the Loan. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall lend to Borrower the Loan Amount. After any Principal Indebtedness is repaid, Lender shall have no obligation to re-advance the amount repaid.

          Section 2.02 Use of Proceeds. Proceeds of the Loan shall be used to pay a portion of the acquisition price of the Collateral Properties.

          Section 2.03 Security for the Loan. The Note and Borrower's obligations hereunder and under the other Basic Documents shall be secured by the Security Documents.

          Section 2.04 Borrower's Note. (a) Borrower's obligation to pay the principal of and interest on the Loan shall be evidenced by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal and interest as specified in this Agreement, with a final maturity on the Maturity Date. All outstanding Indebtedness of Borrower under the Note shall be paid by Borrower on the Maturity Date.

          (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal and interest in respect thereof, and/or
(ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

          Section 2.05 Principal and Interest. (a) From the date hereof through and including the day prior to the Prepayment Date, interest shall accrue on the outstanding Principal Indebtedness at a rate of 8.17% per annum (the "Interest Rate"). From and after the Prepayment Date, interest shall accrue on the Loan at a rate which is the greater of (i) the Interest Rate plus 5% and (ii) the Treasury Yield per annum on the Prepayment Date of U.S. Treasury with a maturity of 10 years plus 5% (the "Revised Interest Rate"). The "Treasuries Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release Section 15(519) or any comparable successor publication which has become publicly available on the Business Day immediately preceding the date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Lender).

          (b) For each Interest Accrual Period, interest shall be computed on the actual number of days elapsed, based on a 360-day year (i.e., interest for each day during which any part of the Loan is outstanding shall be computed at said rate divided by 360).

          (c) Interest only on the Loan shall be payable monthly in arrears on each Payment Date through and including the Payment Date on October 11, 1997. Commencing with the Payment Date on November 11, 1997, and on each and every Payment Date thereafter through and including the Maturity Date, the Principal Indebtedness and interest thereon shall be payable in equal monthly installments of $256,250.34. All interest accruing from and after the Prepayment Date at the excess of the Revised Interest Rate over the Interest Rate ("Additional Interest") shall be deferred and shall be due and payable on the Maturity Date or upon the earlier acceleration of the Loan. Interest shall accrue on the Additional Interest at the Revised Interest Rate (Additional Interest together with any interest accrued thereon, "Accrued Interest").

          (d) Upon the occurrence of an Event of Default, the Principal Indebtedness will bear interest at the Default Rate from the date such Event of Default occurred until such Event of Default is cured. In addition, a late payment premium of five percent of any principal or interest payment not paid on the Payment Date therefor shall be due with any such late payment

          (e) From and after the Prepayment Date, or upon the occurrence and during the continuance of an Event of Default, the Borrower shall prepay the Loan in an aggregate maximum amount equal to 100% of all Excess Cash Flow on the next Payment Date and on each Payment Date thereafter until all Principal Indebtedness, Accrued Interest and all other amounts due under the Basic Documents shall have been paid in full.

          Section 2.06 Prepayment; Voluntary Defeasance. (a) The Loan may not be prepaid in whole or in part during the period commencing on the Closing Date through and including the day prior to the Prepayment Date. From and after the Prepayment Date, the Loan may be prepaid in whole or in part without premium or penalty.

          (b) After the earlier to occur of (i) the second anniversary of the Securitization Closing Date and (ii) June 1, 1998, Borrower may defease the Loan in whole or in part without premium or penalty as provided in Section 2.09.

          Section 2.07 Mandatory Defeasance or Prepayment; Transfer. (a) Borrower may Transfer any Collateral Property only at any time after the earlier to occur of (x) the second anniversary of the Securitization Closing Date and
(y) June 1, 1998; provided, however, that (i) no Default (other than a Default which would be cured by such Transfer) or Event of Default shall have occurred and be continuing; (ii) the Debt Service Ratio of the remaining Collateral Properties (considered as a whole) would not be less than 2.0 to 1; (iii) Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness on the related Defeasance Date, after deducting the Defeasance Deposit, will not exceed 125% of the sum of the Tax Fair Market Values of the remaining Collateral Properties as of the later to occur of the Closing Date and the Securitization Closing Date; (iv) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters in clauses (ii) and (iii) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects; and (v) upon the date of the consummation of any such Transfer (which, if the Transfer occurs prior to the Prepayment Date, must be the Defeasance Date), Borrower shall defease (or, in the case of a Transfer occurring from and after the Prepayment Date, prepay) a principal portion of the Loan in an amount equal to the Release Price, which defeasance shall be accomplished pursuant to Section 2.09.

          (b) If Borrower is required by Lender under the provisions of a Mortgage to defease or prepay the Loan or any portion thereof in the event of an Event of Loss with respect to a Collateral Property, Borrower shall defease (or, in the case of an Event of Loss the Net Proceeds of which become available on or after the Prepayment Date, prepay) a portion of the Loan such that the principal amount defeased (or prepaid) together with (x) interest thereon to the immediately succeeding Payment Date or (y) accrued interest thereon, if such payment is made on a Payment Date, exhausts the Net Proceeds available for such defeasance (or prepayment), which defeasance shall be accomplished pursuant to
Section 2.09.

          (c) Upon defeasance or prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in Section 2.06 or this
Section 2.07, as applicable, any other amounts then due and payable to Lender pursuant to the Basic Documents.

          Section 2.08 Release of Collateral. (a) Notwithstanding any other provision of this Agreement or any other Basic Document, upon a defeasance or prepayment with respect to a Transfer of any Collateral Property as described in
Section 2.07(a), Lender shall,
simultaneously with such defeasance or prepayment, release the Lien of the Security Documents relating to such Collateral Property.

          (b) If Lender (i) receives Net Proceeds with respect to any Collateral Property (x) in the event of an Event of Loss affecting 100% of such Collateral Property or (y) in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Collateral Property and accrued and unpaid interest thereon and
(ii) applies such Net Proceeds to defease or prepay a portion of the Principal Indebtedness in accordance with Section 2.07(b), Lender shall simultaneously with such application release the Lien of the Security Documents relating to such Collateral Property.

          (c) Upon defeasance of the Loan in whole as described in Section 2.09 or repayment of the Loan and all other amounts due hereunder and under the Basic Documents in full in accordance with the terms hereof and thereof, Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral, provided, however, that, except for the releases provided for in
Section 2.08(b), Lender shall have no obligation to release any Lien with respect to Collateral prior to the earlier to occur of (i) the second anniversary of the Securitization Closing Date and (ii) June 1, 1998.

          Section 2.09 Defeasance.

          (a) In the event that, prior to the Prepayment Date, Borrower exercises its option to defease the Loan in whole or in part pursuant to Section 2.06(b) or is obligated to make a mandatory defeasance pursuant to Section 2.07(a) or (b), Borrower shall defease the Loan in compliance with the following conditions precedent:

               (i) the delivery by Borrower of not less than 30 days' prior written notice to Lender specifying (1) a regularly scheduled Payment Date (the "Defeasance Date") on which the Defeasance Deposit is to be made and (2) the principal amount to be defeased;

               (ii) the payment to Lender of all accrued and unpaid interest and all scheduled interest and principal payments due and unpaid on the Defeasance Date;

               (iii) the payment to Lender of all other sums due and payable under the Note, the Mortgages and the other Basic Documents;

               (iv) with respect to defeasance of the Loan in part in connection with the Transfer of a Collateral Property pursuant to Section 2.07(a) only, satisfaction of the conditions contained in Section 2.07(a);

               (v) the payment to Lender of the Defeasance Deposit on the Defeasance Date, to be used by Lender to purchase U.S. Treasuries as described below; and

               (vi) the delivery to Lender of:

                    (A) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the U.S. Treasuries purchased by Lender on behalf of Borrower with the Defeasance Deposit in accordance with this Section 2.09 (the "Security Agreement");

                    (B) with respect to defeasance of the Loan in whole pursuant to Section 2.06(b), releases for each of the Collateral Properties from the Liens of the Security Documents (for execution by Lender) in forms appropriate for the jurisdiction in which each Collateral Property is located;

                    (C) with respect to defeasance of the Loan in part in
               connection with a Transfer of a Collateral Property pursuant to
               Section 2.07(a), the releases described in Section 2.08(a) (for execution by Lender) in forms appropriate for the jurisdiction in which the applicable Collateral Property is located;

                    (D) with respect to a defeasance of the Loan in part, all
               necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further defeasance;

                    (E) evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a reduction, withdrawal or re-qualification of the respective ratings in effect immediately prior to such defeasance for the certificates issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, the Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the successor borrower referred to in Section 2.09(d) in form and substance satisfactory to Lender and the applicable Rating Agencies;

                    (F) an Officer's Certificate certifying that the
               requirements set forth in this Section 2.09 have been satisfied;

                    (G) an opinion of counsel for Borrower in form satisfactory to Lender stating, among other things, that Lender has a perfected first priority security interest in the U.S. Treasuries purchased by Lender on behalf of Borrower; and

                    (H) such other certificates, opinions, documents or
               instruments as Lender may reasonably request, including, without limitation, those reasonably required in connection with a Securitization.

          In connection with the conditions set forth above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Treasuries which provide the Scheduled Defeasance Payments, and Lender shall upon receipt of the Defeasance Deposit purchase such U.S. Treasuries on behalf of Borrower. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Treasuries shall be made directly to the Administrative Agent and applied to satisfy the obligations of Borrower (or the successor borrower referred to in Section 2.09(d)) under the Note or the Defeased Note, as applicable and the other Basic Documents.

          (b) With respect to defeasance of the Loan in whole pursuant to
     Section 2.06(b), upon compliance with the requirements of this Section 2.09, (i) the Collateral Properties shall be released from the Liens of the Security Documents and (ii) the pledged U.S. Treasuries shall be the sole source of Collateral securing the Note. With respect to a defeasance of the Loan in part pursuant to Section 2.07, upon compliance with the requirements of this Section 2.09 the applicable Collateral Property or Properties shall be released pursuant to Section 2.08(a).

          (c) Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Treasuries required by this Section 2.09 or to satisfy the other requirements of this Section 2.09 shall be remitted to Borrower.

          (d) Borrower shall have the right to assign to Lender (or, at Lender's option, to Lender's designee or nominee), and Lender (or such designee or nominee) shall have the obligation to assume, the obligations under the Basic Documents relating to the principal amount so defeased. The obligation of Lender to establish or designate a successor borrower shall be retained by Nomura Asset Capital Corporation notwithstanding the sale or transfer of this Agreement and the Note unless such obligation is specifically assumed by the transferee. Such successor borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Documents and Borrower shall be relieved of its obligations under such documents with respect thereto. The Borrower shall pay $1,000 to any such successor borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Documents. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.09(d), but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection therewith.

          Section 2.10 Appraisals. Prior to the occurrence of a Default, the Lender shall be entitled to request an appraisal to be performed by an appraiser satisfactory to the Lender and/or a market study to be performed by an MAI satisfactory to the Lender with respect to any Collateral Property or all the Collateral Properties if, in the reasonable opinion of the Lender, an event shall have occurred which has caused a Material Adverse Effect. After the occurrence of a Default, the Lender shall be entitled at any time to request an appraisal to be performed by an appraiser satisfactory to the Lender and/or a market study to be performed by an MAI satisfactory to the Lender with respect to any Collateral Property or all the Collateral Properties. The Borrower shall pay all reasonable fees for any appraisals and market studies performed pursuant to this Section 2.10.

          SECTION 3. [INTENTIONALLY DELETED]

          SECTION 4. PAYMENTS; COMPUTATIONS; ETC.

          Section 4.01 Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent for the account of the Lender at the account of the Lender maintained with the Administrative Agent, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) All proceeds (including any Net Proceeds) of any repayment, including prepayments, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Lender; second, any interest accruing at the Interest Rate then payable with respect to the Loan or the portion thereof being repaid; third, the outstanding principal amount of the Loan or the portion thereof being repaid; fourth, any interest accruing at a rate in excess of the Interest Rate with respect to the Loan (including at the Default Rate); fifth the Accrued Interest; and sixth, any other amounts due and owing under the Basic Documents.

          (c) If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day.

          (d) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

          Section 4.02 Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of set-off or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances held by it or any of its Affiliates for account of the Borrower or any Pledgor (or amounts due from it to the Borrower or any Pledgor) at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Loan, or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that the Lender's failure to give such notice shall not affect the validity thereof.

          Section 5. YIELD PROTECTION AND ILLEGALITY.

          Section 5.01 Additional Costs.

          (a) The Borrower shall pay to the Lender from time to time such amounts as the Lender may reasonably determine to be necessary to compensate it for any increase in costs which the Lender reasonably determines are attributable to its making or maintaining the Loan or any reduction in any amount receivable by the Lender hereunder in respect of the Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

               (i) imposes or modifies any reserve or similar requirement relating to any extensions of credit or other assets of the Lender; or

               (ii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit).

          (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as the Lender may reasonably determine to be necessary to compensate the Lender for any costs which it determines are attributable to the maintenance by the Lender, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, or pursuant to any risk-based capital guideline or other requirement (whether or not having force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority, of capital in respect to the Loan (such compensation to be in an amount equal to any reduction of the rate of return on assets or equity of the Lender to a level below that which the Lender could have achieved but for such law, regulation, interpretation, directive or request).

          (c) The Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after the Lender obtains actual knowledge thereof; provided, however, that if the Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, the Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section
5.01 for costs incurred from and after the date 45 days prior to the date that the Lender does give such notice. The Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by the Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by the Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01 (a) hereof, on its costs or rate of return of maintaining the Loan, or on amounts receivable by it in respect of the Loan, and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          Section 5.02 Securitization. Borrower hereby acknowledges that Lender, any of its Affiliates, its successors or assigns, may securitize the Loan through the issuance of the Certificates, which will be rated by the Rating Agencies. Borrower agrees that it will cooperate fully with Lender and the Rating Agencies in connection with the Securitization, including, but not limited to, by (a) entering into nonmaterial amendments to the Basic Documents to the extent required by the Rating Agencies or otherwise in connection with the Securitization; (b) assisting in the preparation of offering documents describing the Loan and the Securitization in a manner that satisfies the requirements of applicable federal and state securities laws, by (without limitation) (i) providing such information as may be requested in connection therewith and (ii) acting reasonably and promptly in connection with its review and approval of the relevant portions of the offering documents; (c) causing to be rendered such customary opinion letters (including, without limitation, with respect to substantive nonconsolidation) as shall be requested by the Rating Agencies, and an opinion letter from each real estate counsel to Borrower stating that the assignment of the Loan and the Basic Documents to Trustee is enforceable; (d) representing that as of the Securitization Closing Date (i) the Tax Fair Market Value of each Collateral Property is equal to or greater than the Allocated Loan Amount for such Collateral Property and (ii) the aggregate Tax Fair Market Value of the Collateral Properties is equal to or exceeds the Principal Indebtedness, and providing Lender with any supporting materials reasonably requested by Lender; (e) re-making the representations and warranties contained in the Basic Documents as of the Securitization Closing Date; and (f) obtaining a comfort letter from a nationally recognized accounting firm in connection with financial information relating to Borrower or the Collateral Properties which is presented in the offering documents. Borrower agrees that Lender shall have the right in its sole discretion in connection with the Securitization to replace the Administrative Agent with the Servicer (or any entity which acts as a sub-servicer) under the Pooling and Servicing Agreement. Borrower agrees to pay its pro rata share of third party fees and expenses in connection with the Securitization, including, but not limited to, legal fees and disbursements, accounting fees, third-party due diligence expenses, Rating Agency fees and expenses, the costs of providing appraisals, environmental reports and engineering reports as required by the Rating Agencies, Lender's out-of-pocket costs and any servicing, Trustee or special servicing fees and expenses. On the Closing Date, Borrower shall pay to Lender the sum of $100,000, which shall be held by Lender and applied to the first $100,000 of Borrower's pro rata share of the costs described above; and if the aggregate amount of the costs are less than $100,000, then any excess shall be returned to Borrower. In connection with the Securitization, Lender intends to use the engineering and environmental reports provided for in Section 6.01, updated as necessary due to the age of such reports, to the extent permitted by the Rating Agencies. Lender shall provide Borrower with an itemized bill of the expenses for which it seeks reimbursement from Borrower. On or prior to the Securitization Closing Date, Borrower shall execute and deliver to Lender an instrument (in form and substance reasonably satisfactory to Lender and Borrower) indemnifying and holding Lender and its controlling Persons and Affiliates harmless against all costs, expenses and damages incurred by Lender and its controlling Persons and Affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any untrue statement of a material fact contained in such offering documents based on information provided by, or on behalf of, Borrower which describes Borrower, the General Partner, the Lessee, the REIT, the Collateral Properties (and the management thereof) or any aspect of this Loan, or as a result of any untrue statement of material fact in any of the financial statements of Borrower, the General Partner, the Lessee or the REIT incorporated into the offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to Borrower, the General Partner, the Lessee, the REIT, the Collateral Properties (and the management thereof) and any aspect of the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall have had an opportunity to review and shall have approved the relevant portions of the offering documents. Borrower shall not indemnify Lender for any liability, loss, cost or expense incurred as a result of the inclusion of any erroneous or misleading information in the offering documents, or the omission of material information from the offering documents, pertaining to Borrower, the General Partner, the Lessee, the REIT, the Collateral Properties (and the management thereof) or any aspect of this Loan, if Borrower or its counsel shall have previously indicated in writing to Lender or its counsel the erroneous or misleading nature of such information or the omission of material information, as the case may be. Borrower shall not indemnify Lender for any liability, loss, cost or expense incurred as a result of the inclusion of any erroneous or misleading information in the offering documents, or the omission of material information from the offering documents, unrelated to Borrower, the General Partner, the REIT, the Lessee, the Collateral Properties (and the management thereof) or any aspect of the Loan.

          SECTION 6. CONDITIONS PRECEDENT.

          Section 6.01 Conditions Precedent to Effectiveness and Disbursement of the Loan. The obligation of the Lender to make the Loan hereunder is subject to the receipt by the Lender of the following documents, each of which shall be satisfactory to the Lender in form and substance:

          (a) Corporate and Partnership Documents. The following documents, each certified as indiscated below:

               (i) a copy of the certificate of limited partnership, as amended, of the Borrower, certified by the Secretary of State of Virginia as of a recent date, a copy of the articles of incorporation, as amended, of the General Partner, certified by the Secretary of State of its jurisdiction of organization, a copy of the declaration of trust of the REIT, certified by the Secretary of State of Maryland as of a recent date, and a certificate as to the good standing of and organizational documents filed by the Borrower, the General Partner and the REIT from the relevant Secretary of State, dated as of a recent date; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the General Partner and the REIT dated the Closing Date and certifying
          (A) that, in the case of the Borrower, attached thereto is a true and complete copy of the partnership certificate as in effect on the date of such certificate, and that, in the case of the General Partner and the REIT, attached thereto is a true and complete copy of the charter of declaration of trust and by-laws of such Person, (B) that attached thereto is a true and complete copy of, in the case of the Borrower, the Partnership Agreement as in effect on the date of such certificate, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the boards of directors of each of the General Partner and the REIT authorizing the execution, delivery and performance of such of the Basic Documents (and/or Security Documents) to which such Person (and, in the case of the General Partner, the Borrower) is or is intended to be party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (D) that the partnership certificate of the Borrower has not been amended since the date of the certification thereto furnished pursuant to clause (i) above.

          (b) Incumbency. A certificate of the General Partner and the REIT as to the incumbency and specimen signature of each officer of such Person executing such of the Basic Documents and/or Security Documents to which such Person (and in the case of the General Partner, the Borrower) is intended to be a party and each other document to be delivered by such Person (and, in the case of the General Partner, the Borrower) from time to time in connection therewith (and the Lender may conclusively rely on such certificate until it receives notice in writing to the contrary from such Person); and a certificate of another officer of each such Person as to the incumbency and specimen signature of the Person executing such certificate, and a corresponding certificate of another officer of such Person as to its signing officers.

          (c) Officer's Certificate. A certificate of a senior financial officer of the General Partner confirming the fulfillment of the conditions set forth in Section 6.O2 hereof.

          (d) Opinion of Counsel to the Borrower and the Pledgors. An opinion of counsel(s) to the Borrower and the Pledgors with respect to such matters as the Lender may reasonably request and otherwise in form and substance reasonably satisfactory to the Lender.

          (e) Local Counsel Opinions. Opinions of counsel to the Lender in each of the states in which the Collateral Properties are located with respect to such matters as the Lender may reasonably request and otherwise in form and substance reasonably satisfactory to the Lender.

          (f) Opinion of Counsel to the Lessee. An opinion of counsel to the Lessee with respect to such matters as the Lender may reasonably request and otherwise in form and substance reasonably satisfactory to the Lender.

          (g) Note. The Note, duly executed.

          (h) Mortgages. Duly recorded first Mortgages or Deed of Trust (the "Mortgages") which shall constitute valid first mortgage liens on the fee simple title to the Collateral Properties and which shall secure all of the Secured Obligations (as defined in the Mortgages), subject only to such defects, liens, encumbrances, assessments, security interests, restrictions, easements and other title exceptions as shall be approved by the Lender, provided that, with respect to the Collateral Property located in the State of Virginia, such Mortgage shall secure the principal amount of the Loan only to the extent set forth on Schedule A hereof.

          (i) Basic Documents. Each of the other Basic Documents, duly executed, delivered and acknowledged where appropriate by the Borrower, the General Partner, the REIT or the Lessee, as the case may be.

          (j) Title Insurance. Policies of title insurance on forms of and issued by one or more title companies satisfactory to the Lender (the "Title Companies"), showing fee simple title vested in the Borrower or, if acceptable to the Lender, showing the Borrower's interest as a tenant under the ground lease of each Collateral Property and insuring the first priority of the Liens created under the Mortgages in an amount for each Collateral Property equal to not less than the lesser of (i) 125% of the Allocated Loan Amount for such Collateral Property or (ii) the maximum principal amount secured by the Mortgage covering such Collateral Property, subject only to such defects, liens, encumbrances, assessments, security interests, restrictions, easements and other title exceptions as are satisfactory to the Lender, together with, as may be reasonably required by the Lender, such reinsurance schedules and agreements in respect of all then existing title insurance policies for the Collateral Properties in amounts and otherwise in form and substance satisfactory to the Lender and executed by the Title Companies. Such policies shall also contain such endorsements and affirmative insurance provisions as the Lender may reasonably require. In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and an amount equal to the recording and stamp taxes (including mortgage recording taxes) payable in connection with recording the Mortgages in the appropriate county land offices.

          (k) Environmental Audit. Evidence satisfactory to the Lender that (i) there are no pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on or under any Collateral Property, (ii) each Collateral Property is in full compliance with all Environmental Laws applicable to such Collateral Property, and (iii) no Hazardous Materials exist at, in, on or under such Collateral Property except in compliance with applicable Environmental Laws. Such evidence shall include (A) a comprehensive environmental audit (which shall include a visual survey, a record review and an area reconnaissance and a Phase I environmental study and, if the Lender shall request, a Phase II environmental study), satisfactory, in form and substance, to the Lender, conducted and certified by a qualified, independent environmental consultant licensed by the relevant state in which each Collateral Property is located, which audit shall include a recommendation of any remedial action which is appropriate together with the estimated cost and expected time to complete such remedial action, (B) evidence that all required approvals from all governmental and quasigovernmental authorities having jurisdiction with respect to the Collateral Properties, if any, have been obtained, and (C) such other environmental reports, inspections and investigations as the Lender shall, in its sole discretion, require, prepared, in each instance, by engineers or other consultants satisfactory to the Lender. All such audits, approvals, reports, inspections and investigations shall be paid for by the Borrower and shall be satisfactory, in form and substance, to the Lender. Evidence satisfactory to the Lender that (1) the Borrower has complied (or
     has  made  arrangements  to  comply)  with  the   recommendations   of  all
     environmental consultant(s) referred to above, and (2) all Hazardous Materials have been removed from each Collateral Property to the extent required by applicable law.

          (l) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to the Basic Documents and the designation of the Lender as the loss payee thereunder to the extent required by the Basic Documents, such certificates to be in such form and contain such information as is specified in the Basic Documents. In addition, an original prepaid policy or policies of general liability insurance, boiler and machinery insurance, fire and other casualty insurance (including earthquake insurance, if available at commercially reasonable rates), and such other types of insurance as the Lender may deem appropriate, all in such amounts as are required under the Basic Documents providing full extended coverage and naming the Lender, in each instance, as the first mortgagee under a New York Standard Mortgagee Clause (or local equivalent) or otherwise covering the Lender's interest in each Collateral Property in a manner reasonably satisfactory to the Lender. All insurance shall be issued by an insurance company or companies acceptable to the Lender. If any Collateral Property, or any part thereof, is located in an area designated by the U.S. Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, then such insurance shall be furnished.

          (m) Operating Statements. To the extent available, operating statements for each Collateral Property for each of the three years most recently ended prior to the Closing Date, if available, but in no event less than the prior year's operating statement, in form and substance satisfactory to the Lender, and in each case reviewed by certified public accountants reasonably acceptable to the Lender together with a comfort letter from such accountants with respect to such matters as the Lender may reasonably request, or, if such operating statements for any Collateral Property are not available, pro forma operating statements for the twelve-month period commencing on the first day of the calendar month following the Closing Date, in form and substance reasonably satisfactory to the Lender, in each case certified by the chief financial officer of the General Partner to fairly reflect a reasonable projection of the financial operations of such Collateral Property during such period, together with in each case the financial information for each Collateral Property described in Section 8.01(g) hereof.

          (n) UCC Financing Statements. UCC-1 financing statements covering fixtures and personalty in each Collateral Property, in each case appropriately completed and duly executed and delivered to the Lender for filing in the appropriate jurisdictional land offices.

          (o) Searches. Copies of the UCC filing searches, tax lien searches, judgment searches, real estate tax searches and municipal department searches setting forth any and all building violations (if available) conducted in respect of the Borrower and each Collateral Property in all relevant jurisdictions and in each jurisdiction where a Collateral Property is located demonstrating as at a recent date the existence of no other financing statements with respect to the Borrower or to such Collateral Property (except to the extent such financing statements have been released or relate to Liens permitted under Section 8.06 hereof), together with evidence that any filing fees or recording taxes payable in connection with any such searches have been paid.

          (p) Appraisal. A written appraisal of each Collateral Property performed by an appraiser designated by the Lender who is a member of the American Institute of Real Estate Appraisers and otherwise satisfactory to the Lender, which appraisal shall be satisfactory, in form and substance, to the Lender. The fees for such appraisals shall be paid by the Borrower.

          (q) Survey. A survey of each Collateral Property, prepared by a licensed or registered land surveyor satisfactory to the Lender, in compliance with the minimum standard detail requirements for land title surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping, and certified to the Lender, the Borrower, the Title Companies and any other parties requested by the Lender as of a certification date approved by the Lender. The survey shall show the dimensions and total square foot area of each Collateral Property, all interior lot lines of each Collateral Property, the dimensions and locations of all buildings, parking areas and other improvements situated on each Collateral Property, all sewer, electric, gas and telephone utilities affecting each Collateral Property, all easements, reservations and rights of way pertaining to or affecting each Collateral Property, all encroachments onto or from each Collateral Property, the location and name of all streets adjacent to each Collateral Property, all modes of ingress and egress to and from each Collateral Property and such other details as to each Collateral Property (and any property abutting such Collateral Property) as may be reasonably requested by the Lender.

          (r) Legal Description. A satisfactory legal description of each Collateral Property which is consistent, in all respects, with the survey delivered pursuant to Section 6.01(q) hereof.

          (s) Zoning Compliance. Etc. Evidence satisfactory to the Lender that all improvements have been constructed and are being used and operated in full compliance with (i) all applicable zoning, subdivision, environmental and other laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction with respect to the Collateral Properties, and (ii) all building permits issued in respect of the Collateral Properties and (if available) a copy of the certificate of occupancy certified by the Borrower for each Collateral Property.

          (t) Budget. An itemized budget for the operation of each Collateral Property for the twelve (12) month period commencing with the Closing Date, which budget(s) shall be satisfactory, in form and substance, to the Lender.

          (u) Lease. A certified copy of the Operating Lease.

          (v) Contract of Sale. Certified copies of the contracts of sale executed in connection with the purchase of each Collateral Property.

          (w) Material Contracts. Certified copies of the Operating Lease and all other material contracts and agreements relating to each Collateral Property, including all material service contracts and management or operating agreements covering or affecting each Collateral Property and (if available) all permits, approvals and licenses (including any liquor license) issued with respect to each Collateral Property.

          (x) Franchise Agreements. Certified copies of all Franchise Agreements for each Collateral Property, together with "comfort" letters from each franchisor to the Lender in form and substance satisfactory to the Lender.

          (y) Access. Evidence that each Collateral Property has access for ingress and egress between such Collateral Property and all public roadways in the immediate vicinity of such Collateral Property.

          (z) Utility Services. Evidence that all utility services required for each Collateral Property are available and in adequate supply at the boundaries of such Collateral Property and are not subject to curtailment, termination or revocation.

          (aa) Property Condition Report. Reports covering the structural condition of each Collateral Property together with (if in the possession of the Borrower or if available) "as-built" plans and specifications prepared, in each instance, by an engineer or other professional satisfactory to the Lender, and in each instance containing such professional's recommendation for the performance of capital expenditures, or repairs or deferred maintenance, together with an estimate of the cost and the expected time to complete such recommended work.

          (bb) Subordination and Attornment Agreement. A subordination and attornment agreement, in form and substance reasonably satisfactory to the Lender, from the Lessee under the Operating Lease (the "Lessee Subordination Agreement").

          (cc) Tax Assessment. Evidence that each Collateral Property is assessed separate and apart from any other Property for local property tax and subdivision purposes.

          (dd) Fees and Expenses. Evidence (including payment instructions given by the Borrower) that (i) all fees and expenses payable to the Lender, to the extent then due and payable, have been paid in full, and (ii) all mortgage, mortgage recording and intangible taxes and recording charges required to be paid in connection with the execution, delivery or recording of the Security Documents as well as all title premiums and other title and survey charges have been paid in full.

          (ee) Reserves and Escrows. Payment by the Borrower into the appropriate Account of (i) any and all reserves for deferred maintenance and/or environmental remediation as may be required by Lender based on the reports referred to in clauses (k) and (aa) above, and (ii) the initial deposit on account of "Basic Carrying Costs" as determined pursuant to the Cash Collateral Agreement.

          (ff) Financials. A certificate of a senior financial officer of the General Partner attaching thereto (1) the financial statements referred to in Section 7.02 hereof, and (2) a budget and financial forecast of income and expenses and sources and uses of cash for the Borrower for the first complete fiscal year of the Borrower following the Closing Date (in form and detail satisfactory to the Lender), together with a written statement of the assumptions used in the preparation thereof together with a certificate of such senior financial officer to the effect that such budget, financial forecast and assumptions are reasonable and represent the Borrower's best good faith estimates of its future financial performance and requirements.

          (gg) Other Documents. Such other documents relating to the transactions contemplated hereby as the Lender or counsel to the Lender may reasonably request.

          Section 6.02 Additional Conditions Precedent. The obligation of the Lender to make the Loan to the Borrower is subject to the further conditions precedent that:

          (a) Default. No Default shall have occurred and be continuing.

          (b) Representations. The representations and warranties made by the Borrower in Section 7 hereof and in the other Basic Documents shall be true and complete in all material respects on and as of the date of the making of the Loan.

          (c) Recording Taxes. Contemporaneously with the making of the Loan, the Borrower shall have paid all mortgage, mortgage recording and intangible taxes payable (if any) in each jurisdiction in which any Collateral Property is located in connection with the Loan and shall have delivered to the Lender any and all supplemental or additional mortgages, in form and substance satisfactory to the Lender, as may be reasonably required by the Lender in connection with the Loan.

          (d) Equity Offering. The REIT has consummated the equity offering of an additional 6,100,000 shares of the REIT pursuant to the Prospectus dated October 2, 1995.

          (e) Acquisition of Collateral Properties. Contemporaneously with the making of the Loan, the Borrower shall have acquired title to all of the Collateral Properties pursuant to (i) the Contract of Sale dated July 24, 1995 between Liberty High Income Plus Limited Partnership and Innkeepers USA Limited Partnership and (ii) the Contract of Sale dated August 8, 1995 between TMH Windsor Limited Partnership and Innkeepers USA Limited Partnership.

          (f) Ratio. Immediately after giving effect to the Loan and the acquisition of the Collateral Properties the Debt Service Ratio of the Borrower shall not be less than 2.00 to 1.00.

          (g) Fees and Expenses. (1) All fees and expenses payable to the Lender, including the deposit for fees and expenses referred to in Section 5.02 hereof, shall have been (or contemporaneously are being) paid in full and (2) all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full.

          SECTION 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that:

          Section 7.01 Partnership Existence. The Borrower: (a) is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          Section 7.02 Financial Condition. All historical financial data concerning the Collateral Properties that has been delivered by Borrower to Lender (i) is true, complete and correct in all material respects for the periods such Collateral Properties have been owned by Borrower or its Affiliates and (ii) to Borrower's knowledge, is true, complete and correct in all material respects for all other periods covered thereby. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position or in the results of operations of the Collateral Properties. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Collateral Properties.

          Section 7.03 Litigation. Except as disclosed to the Lender in writing prior to the date of this Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

          Section 7.04 No Breach. None of the execution and delivery of this Agreement or any other Basic Document to which the Borrower is a party, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under, the charter or by-laws, the Partnership Agreement or the organizational documents of the Borrower or the General Partner, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or the General Partner or any of their Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Lien arising under the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or the General Partner or any of their Subsidiaries pursuant to the terms of any such agreement or instrument.

          Section 7.05 Partnership Action. The Borrower has all necessary partnership power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution, delivery and performance by the Borrower of this Agreement and the other Basic Documents to which it is a party have been duly authorized by all necessary partnership action on its part; and each of this Agreement and the other Basic Documents to which the Borrower is a party has been duly and validly executed and delivered by the Borrower and constitutes, and the Note when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

          Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of this Agreement and the other Basic Documents to which it is a party or for the validity or enforceability thereof.

          Section 7.07 Use of Loan. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock and no part of the proceeds of the Loan will be used to buy or carry any margin stock.

          Section 7.08 ERISA. The Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          Section 7.09 Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, the Pledgors or any of their Subsidiaries; except such taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained as required by Section 8.03 hereof. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. There are not presently pending any special assessments against the Collateral or any part thereof.

          Section 7.10 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          Section 7.11 Hazardous Materials. The Borrower and the Lessee have obtained all permits, licenses and other authorizations which it is required to obtain under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and the Lessee are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

          In addition, except as set forth in the reports and other materials described in Schedule C hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or the Lessee to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or the Lessee with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. (S) 9601(22) ("release"), of any substance regulated under Environmental Laws ("Hazardous, Materials") generated by the Borrower or the Lessee.

          (b) Neither the Borrower nor the Lessee has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or the Lessee to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no PCB is or, to the Borrower's knowledge, has been present at any property now or previously owned or leased by the Borrower or the Lessee;

          (ii) no asbestos is or, to the Borrower's knowledge, has been present at any property now or previously owned or leased by the Borrower or the Lessee;

          (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower or the Lessee;

          (iv) no Hazardous Materials have been released and continue to affect the subject property, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned or leased by the Borrower or the Lessee; and

          (v) no Hazardous Materials have been otherwise released at, on or under any property now or previously owned or leased by the Borrower or the Lessee to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

          (c) Neither the Borrower nor the Lessee has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or, to the Borrower's knowledge, other investigations which may reasonably be expected to lead to claims against the Borrower or the Lessee for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (d) No Hazardous Material generated by the Borrower or the Lessee has been recycled, treated, stored, disposed of or released by the Borrower or the Lessee at any location other than those listed in Schedule D hereto.

          (e) No oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or the Lessee and no property now or previously owned or leased by the Borrower or the Lessee is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or the Lessee, and no government actions have been taken or, to the Borrower's knowledge, are in process which could subject any of such properties to such Liens and neither the Borrower nor the Lessee would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned or leased by it in any deed to such property.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or the Lessee in relation to any property or facility now or previously owned or leased by the Borrower or the Lessee which have not been made available to the Lender.

          Section 7.12 Equal Employment and Non-Discrimination. The Borrower and the Lessee have complied with all applicable federal, state and local legal requirements regarding equal employment opportunity and non-discrimination (including the requirements of Executive Order 11246).

          Section 7.13 Title. The Borrower is the sole beneficial owner of, and has good and marketable title to, all of the tangible property and assets reflected as owned by it in the balance sheet referred to in Section 7.02 hereof and good and valid leasehold interests in all properties held under lease, and none of such properties or assets will be subject to any Lien (other than the Liens arising under the Security Documents and Permitted Liens). The Borrower has good title to all of the Collateral reflected as owned in the balance sheet of the Borrower referred to in Section 7.02 hereof, free and clear of all Liens, other than the Lien arising under the Security Documents and Liens permitted under Section 8.06 hereof, which, in the aggregate, are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operation of the Borrower and have not arisen other than in the ordinary course of business of the Borrower.

          Section 7.14 General Partner. The sole general partner of the Borrower is the General Partner. The REIT is the owner of all of the issued and outstanding capital stock of the General Partner, all of which capital stock has been validly issued, is fully paid and nonassessable and is owned by the REIT free and clear of all mortgages, assignments, pledges and security interests (other than the security interest arising under the Guarantee Agreement from the REIT to the Lender) and free and clear of all warrants, options and rights to purchase. The Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

          Section 7.15 [Intentionally Deleted]

          Section 7.16 Restricted Activities. The Partnership Agreement of the Borrower provides that the Borrower may not engage in any business activity other than activities necessary, appropriate, suitable or convenient to (i) acquiring, owning, operating, leasing, refinancing and selling or otherwise disposing of the Collateral Properties, (ii) borrowing Indebtedness that is not prohibited under Section 8.07, (iii) granting Liens that are not prohibited under Section 8.06, and (iv) entering into, or modifying, contractual arrangements (including the Operating Lease) for the management or operation of the Collateral Properties.

          Section 7.17 Other Activities. The charter of the General Partner provides that the General Partner may not engage in any activity other than acting as general partner of the Borrower. The charter of the General Partner requires that the board of directors of the General Partner will at all times have one director who (i) is in fact independent, (ii) does not have any direct financial interest in the Borrower, any Affiliate of the Borrower, or any constituent partner of the Borrower (other than compensation or fees received solely for actions as a director of the General Partner, and (iii) is not connected with the Borrower or any Affiliate of the Borrower or any constituent partner of the Borrower as an officer, director, trustee, employee, promoter, underwriter, partner, or person performing similar functions (except that such Person may serve as a trustee of the REIT) and has not been so connected during the five preceding years (the "Independent Director"). The Borrower (A) intends to keep its own separate books and records, use separate stationery, invoices and checks, file its own tax returns, maintain its own bank accounts, and keep its funds or other assets separate from the funds or other assets of the REIT and all other Persons, all to the extent necessary to maintain an existence separate and apart from the REIT and any Affiliate of the REIT, (B) believes it will be able to fund from its own assets (including its initial working capital reserve) all of its activities, expenses and liabilities, (C) intends to pay its own operating expenses and liabilities from its own funds, (D) has at all times since its formation observed all customary partnership procedures and formalities and (E) has at all times since its formation identified itself, in all dealings with the public, under its own partnership name and as a separate and distinct entity, and has not identified itself as being a division or a part of the REIT or any other Person or identified the REIT or any other Person as being a division or a part of the REIT, (F) has maintained financial statements, records and books of account separate from those of the REIT or any other Person, (G) has insured that its office bears a reasonable allocation of the expenses associated with the offices of its partners and Affiliates, (H) except as expressly permitted by this Agreement, has conducted all transactions and dealings between it and its Affiliates on an arm's length basis and otherwise as set forth in Section 8.11 hereof. Without limiting the foregoing, the Borrower has maintained in place, and has caused each of its Subsidiaries to maintain in place, all policies and procedures and has taken and will continue to take all actions to ensure that (1) creditors deal with the Borrower as separate economic units (and not as a single economic unit with any of its partners or any other Affiliate of the Borrower) and (2) the affairs of the Borrower are kept separate from those of its partners and each other Affiliate of the Borrower (and not entangled with the affairs of any of its partners or any other Affiliate of the Borrower). The corporate charter of the General Partner provides that a majority vote of all the directors of the General Partner (including the affirmative vote of the Independent Director) is necessary (i) for any dissolution, liquidation, merger or consolidation, or to transfer all or substantially all of the assets of the General Partner, (ii) to seek relief under any federal or state bankruptcy law for the General Partner or the Borrower or (iii) for any amendment of the General Partner's charter related to the purpose of the General Partner, the vote of the Board of Directors required to do any of the acts described in clauses (i) and (ii) of this sentence, the requirement for an Independent Director, and/or the subordination of indemnification obligations.

          Section 7.18 Employees. The Borrower has no employees.

          Section 7.19 Solvency. None of the transactions contemplated by the Basic Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Borrower, and the Borrower is not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the grant of the Liens created by the Security Documents. The Borrower is able to pay its debts as they become due, including contingent obligations reasonably likely to become due.

          Section 7.20 Delinquent Property Liens. Except for claims which are not material in amount or which are expressly permitted to exist under this Agreement or which otherwise constitute Permitted Liens, there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charge against any of the Collateral Properties; and, except as shown in the title policies, there are no mechanics' or similar Liens or, to the Borrower's knowledge, claims for overdue payment for work performed by or on behalf of the Borrower, labor or material affecting the Collateral Properties which are or could become Liens prior to, or equal with, the Liens of the Mortgages and, except as previously disclosed in writing to the Lender, there are no mechanics' or similar Liens or claims affecting the Collateral Properties which have not been insured or endorsed over by the Title Companies issuing the title policies.

          Section 7.21 Insurance. Each Collateral Property is covered by insurance of the type and in the amounts and provided by the carriers required by the Mortgage encumbering such Collateral Property.

          Section 7.22 Lien Priority. The Mortgages will constitute valid, subsisting and enforceable first Liens and perfected security interests on the Collateral Properties owned by the Borrower, including all buildings and fixtures which constitute part of such Collateral Properties under applicable law, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to the Permitted Liens.

          Section 7.23 Improvements. Except as disclosed in the surveys or title policies delivered to Lender hereunder, all improvements comprising a portion of any Collateral Property lie wholly within the boundary and building restriction lines of such Collateral Property and no improvements on adjoining properties encroach upon any Collateral Property in any respect.

          Section 7.24 Casualty; Condemnation. The Collateral Properties are free of material damage and waste and there is no proceeding pending or, to the best of the Borrower's knowledge, threatened, for the total or partial taking of any Collateral Property owned by the Borrower and no Event of Loss has occurred with respect to any Collateral Property.

          Section 7.25 Zoning and Other Laws. Each Collateral Property owned by the Borrower and the use and operation thereof, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all applicable requirements of law and all applicable insurance requirements. Each Collateral Property complies in all material respects with the applicable provisions of the Americans with Disabilities Act and all applicable regulations issued thereunder and each similar applicable state law and regulation.

          Section 7.26 Operating Lease. The Borrower has made available to Lender a correct and complete copy of the Operating Lease and all amendments thereto. As of the Closing Date the Operating Lease is unmodified and in full force and effect and the Borrower is not, and, to the Borrower's knowledge, the Lessee is not in default under the Operating Lease.

          Section 7.27 Franchise Agreements. The Borrower has made available to the Lender a correct and complete copy of each Franchise Agreement and all amendments thereto. As of the Closing Date, each Franchise Agreement is unmodified and in full force and effect and the Borrower is not, and, to the Borrower's knowledge, no franchisor is in default under any such Franchise Agreement.

          Section 7.28 Contracts. Schedule E sets forth a description of each contract or other agreement and management agreement (including all amendments thereto) to which the Borrower or any Affiliate thereof or Lessee is a party which is material to the value, utility, operation or legality of any Collateral Property other than any such contract or agreement which may be terminated on thirty days' or less notice and without any material penalty and the information set forth in such Schedule is correct and complete in all material respects as of the date hereof. A correct and complete copy of each contract or other agreement and management agreement (including all such amendments) specified on Schedule E has been provided to the Lender and each thereof is unmodified (except as set forth on Schedule E) and in full force and effect and neither the Borrower nor, to the Borrower's knowledge, any other party to any thereof is in default thereunder. The information regarding such agreements contained in Schedule E is correct and complete in all material respects as of the date set forth therein and such Schedule lists all amendments to each such agreement as of the date set forth therein. Except as set forth on Schedule E, each of such agreements is unmodified and in full force and effect and the Borrower is not, and, to the Borrower's knowledge, no other party is in default under any such agreement and the Borrower has no knowledge of the existence of any other such agreements with respect to the Collateral Properties.

          Section 7.29 Permits. There has been issued in respect of each Collateral Property owned by the Borrower all permits and governmental approvals necessary or required to own, operate, use and occupy such Collateral Property in the manner currently operated, including any required permits relating to Hazardous Materials. Each such permit is in full force and effect and the Borrower has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate such Collateral Property as it is now operated.

          Section 7.30 Utilities. The Borrower has not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to any Collateral Property.

          Section 7.31 Certificates of Occupancy. The Borrower has not received any notice of actual or threatened cancellation or suspension of any certificate of occupancy for any portion of any Collateral Property and all such certificates of occupancy are in full force and effect.

          Section 7.32 Assessments. The Borrower has not received any notice of actual or threatened special assessments or reassessments of any Collateral Property which is not reflected on financial information previously provided to Lender and which would have a Material Adverse Effect

          Section 7.33 Conditions of Properties. Except as set forth on Schedule F, the buildings, structures and improvements included on or within each of the Collateral Properties are structurally sound and in good repair, and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems are in proper working order.

          Section 7.34 Environmental Reports/Appraisals. The Borrower has delivered to the Lender correct and complete copies of all environmental audits, appraisals and market studies respecting the Collateral Properties which the Borrower has in its possession.

          SECTION 8. COVENANTS OF THE BORROWER. The Borrower agrees that until payment in full of the Loan, all interest thereon and all other amounts payable by the Borrower hereunder:

          Section 8.01 Financial Statements. The Borrower shall deliver or cause to be delivered to the Lender and the Administrative Agent, and, after the Securitization Closing Date, the Rating Agencies:

               (a) as soon as available and in any event within 20 days after the end of each month, unaudited statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower for such month and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet as at the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the General Partner, which certificate shall state that said financial statements fairly present the financial condition and results of operations, as the case may be, of the Borrower in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

               (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Lender in its sole discretion, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year;

               (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower or the REIT shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (d) promptly upon the mailing thereof to the partners of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed, if any;

               (e) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the General Partner setting forth details respecting such event or condition and the action, if any, which the REIT, the Borrower or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the REIT, the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

               (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Pledgors, the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal by the REIT, the Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Pledgors, the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A-of ERISA; and

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the REIT, the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (f) promptly after the Borrower knows or has reason to know that any Default has occurred, a written notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken and proposes to take with respect thereto;

               (g) as soon as available but in any event within 25 days after the end of each month, a report (certified by a senior financial officer of the General Partner) setting forth (A) for each Collateral Property: (i) a profit and loss statement,
     (ii) a detailed monthly cash flow statement, (iii) a month-to-month and year-to-date budget-to-actual variance report explaining any variance between the results of actual operations and the projected results of operations), and (iv) a detailed calculation of Property NOI; and (B) a detailed calculation of the Debt Service Ratio.

               (h) as soon as available and in any event within 25 days after the end of each month, operating statements showing occupancy rates, room rates and revenue per available room for each Collateral Property, and such other relevant information with respect to each Collateral Property as requested by the Lender, in each case certified by a senior financial officer of the General Partner;

               (i) promptly upon receipt thereof, copies of all reports and information delivered by the Lessee under the Operating Lease; and

               (j) from time to time such other information regarding the business, affairs or financial condition of the REIT, the Borrower or any of their respective Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) and such additional statements, reports, projections, budget and other information regarding any Collateral Property or the Collateral as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the General Partner to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto).

          Section 8.02 Litigation, Etc. The Borrower will promptly give to the Lender notice of (a) all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect to such legal or other proceeding affecting the Borrower, except proceedings which if adversely determined, would not have a Material Adverse Effect and (b) of any proposal by any public authority to acquire any Collateral Property of the Borrower or any portion thereof.

          Section 8.03 partnership Existence, Etc. The Borrower will preserve and maintain its partnership existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Lender, during normal business hours and upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

          Section 8.04 Insurance. The Borrower will keep insured by financially sound and reputable insurers all property of a character usually insured by entities engaged in the same or similar business similarly situated against loss or damage of the kinds and in the types and amounts required by the Mortgages.

          Section 8.05 Prohibition of Fundamental Changes. The Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person except for (a) the purchases of inventory and other assets to be sold or used in the ordinary course of business, (b) purchase of the Collateral Properties, and (c) Investments permitted under Section 8.08 hereof. Except for transfers of Collateral Properties for which the Defeasance Deposit has been paid and with respect to which any and all other conditions of Section 2.09 hereof have been fulfilled, the Borrower will not convey, sell, transfer or otherwise dispose of the Collateral without the prior written consent of the Lender. Other than pursuant to the Operating Lease, the Borrower will not lease all or a substantial part of any Collateral Property without the prior written consent of the Lender. The Borrower will not enter into or modify, amend or cancel the Operating Lease for any Collateral Property without the prior written consent of the Lender. The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (i) any inventory or other assets sold or disposed of in the ordinary course of business, (ii) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower shall not have a fair market value in excess of $500,000 in aggregate, or (iii) Collateral Properties sold or transferred in compliance with Section
2.08 hereof. The Borrower will not admit or replace or permit (x) the replacement of the General Partner without the prior written consent of the Lender, or (y) the admission or replacement of any limited partner without the prior written consent of the Lender (except for any transfers of limited partnership interests between and among family members of a limited partner and/or trusts for the benefit of such family member, as to which no consent will be required), which consent may be withheld only if the new or replacement limited partner is of a character or reputation not approved by the Lender or is otherwise incompatible with the Lender; provided that, after the Securitization Closing Date, transfer of limited partnership interests shall be permitted without consent; provided, further, that transfers aggregating more than 49% of the partnership interests in Borrower shall require written confirmation from the Rating Agencies that such transfers will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agencies with respect to the Certificates. The Borrower shall not become a Person other than a limited partnership and shall not become a general or limited partner in any general or limited partnership. The Borrower shall not permit any partner in the Borrower to pledge or encumber its partnership interest.

          Section 8.06 Limitation on Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (the following Liens, "Permitted Liens"):

          (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings (and, with respect to the Borrower and the Collateral Properties, in accordance with the Mortgages relating thereto) if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings (and, with respect to the Borrower and the Collateral Properties, in accordance with the Mortgages relating thereto);

          (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower,

          (f) Liens arising or permitted to exist under the Basic Documents and Liens set forth in any title policies covering the Collateral Properties; and

          (g) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

          Section 8.07 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Lender hereunder;

          (b) If the Operating Lease has been terminated, Indebtedness consisting of trade accounts payable (other than for borrowed money) incurred in the ordinary course of business in an aggregate principal amount not exceeding $150,000 at any time; and

          (c) Indebtedness secured by Permitted Liens.

          Section 8.08 Investments. The Borrower will not make or permit to remain outstanding any Investments except:

          (a) operating deposit accounts with banks and Permitted Investments;
     and

          (b) Investments outstanding on the date hereof and identified in Schedule G hereto.

          Section 8.09 Dividend Payments. The Borrower will not declare or make any Dividend Payment at any time that an Event of Default shall have occurred and be continuing.

          Section 8.10 Partnership Activities.

          (a) The Borrower shall not engage in any line or lines of business activity other than the business permitted under Section 7.16 hereof. The Borrower shall not purchase any real properties other than the Collateral Properties, conduct any business other than that permitted under the Partnership Agreement or charter and by-laws of the General Partner, have any assets or liabilities other than assets or liabilities derived from or related to the Collateral Properties or otherwise related to a business that is permitted under the Partnership Agreement, violate any of the provisions of the Partnership Agreement or amend the Partnership Agreement.

          (b) The Borrower (i) will keep its own separate books and records, use separate stationery, invoices and checks, maintain its own bank accounts, and keep its funds or other assets separate from the funds or other assets of the REIT and all other Persons, all to the extent necessary to maintain an existence separate and apart from the REIT and any Subsidiary or Affiliate of the Pledgors, (ii) will fund from its own assets (including its initial working capital reserve) all of its activities, expenses and liabilities, (iii) will pay its own operating expenses and liabilities from its own funds and will be adequately capitalized for such business purpose, (iv) will observe all customary partnership procedures and formalities and hold such appropriate meetings or obtain such appropriate consents of its partners as are necessary to authorize all of its actions as required by applicable law or the Partnership Agreement, (v) will in all dealings with the public, act under its own partnership name and as a separate and distinct entity, and will not identify itself as being a division or a part of the REIT or any other Person or identify the REIT or any other Person as being a division or a part of the Borrower, (vi) will maintain financial statements, records and books of account separate from those of the Pledgors or any other Person, (vii) will have its office bear a reasonable allocation of the expenses associated with the offices of its partners and Affiliates, and (viii) except as expressly permitted under this Agreement, will conduct all transactions and dealings between it and its Affiliates on an arm's length basis and otherwise as set forth in Section 8.11 hereof. Without limiting the foregoing, the Borrower will maintain in place all policies and procedures and take and continue to take all actions to ensure that (A) creditors deal with the Borrower as a separate economic unit (and not as a single economic unit with any of its partners or any other Affiliate of the Borrower) and (B) the affairs of the Borrower and each of its Subsidiaries are kept separate from those of its partners and each other Affiliate of the Borrower (and not entangled with the affairs of any of its partners or any other Affiliate of the Borrower).

          Section 8.11 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided that (x) the Borrower may enter into and comply with the Operating Lease, (y) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower and receive reasonable compensation for his or her services in such capacity and (z) the Borrower may enter into transactions (other than extensions of credit by the Borrower to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          Section 8.12 Use of Proceeds. The Borrower will use the proceeds of the Loan solely to purchase the Collateral Properties and associated costs permitted hereunder; provided that the Lender shall not have any responsibility as to the use of any of such proceeds.

          Section 8.13 Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of the provisions of the Partnership Agreement or the Operating Lease or terminate the Operating Lease without the prior written consent of the Lender. The Borrower will not consent to any modification, supplement or waiver of any provision of a service contract which would have a material adverse effect on the value, utility, operation or legality of any Collateral Property or terminate any service contract if such termination would have a material adverse effect on the value, utility, operation or legality of any Collateral Property.

          Section 8.14 Additional Subsidiaries. The Borrower shall not form or acquire any Subsidiaries.

          Section 8.15 [Intentionally Deleted]

          Section 8.16 Operation of the Collateral Properties. The Borrower shall cause each of the Collateral Properties to be leased to the Lessee pursuant to the Operating Lease approved as to form and substance by and in all respects acceptable to the Lender for the operation of a hotel offering services approved by the Lender in its sole discretion at the time of acquisition of such Collateral Property; provided, however, that the Lessee shall be permitted to contract with TMH Hotels, Inc. for the management of the Collateral Properties located in Windsor, Connecticut, Richmond, Virginia, San Jose, California, Mountain View, California and Fremont, California pursuant to management agreements approved as to form and substance by and in all respects acceptable to the Lender. Notwithstanding the foregoing, in the event that (A) there shall have occurred and be continuing an Event of Default or (B) the Debt Service Ratio of the Borrower shall at any time become less than 1.30 to 1.00 or (C) an Event of Default shall have occurred under the Operating Lease, the Lender may instruct the Borrower to (i) terminate the Operating Lease with respect to any or all of the Collateral Properties and/or (ii) cause the Lessee to terminate the management agreement with respect to any or all of the Collateral Properties, and may designate either a replacement lessee or a property manager, as the case may be, acceptable to the Lender and willing to operate the Collateral Properties pursuant to terms and conditions and pursuant to an Operating Lease or property management agreement approved by Lender, and the Borrower shall so terminate the Operating Lease(s) and/or cause the Lessee to terminate the management agreement(s) and appoint or cause the appointment of such replacement lessee or property manager. The Borrower shall not, without the prior written consent of the Lender, enter into any Operating Lease or property management agreement in respect of any Collateral Property without the Lender's prior written consent and unless any such agreement contains a provision permitting such agreement to be terminated as contemplated above and unless such replacement operator executes an agreement substantially similar (and otherwise in form and substance satisfactory to the Lender) to the Lessee Subordination Agreement.

          Section 8.17 Environmental Matters.

          (a) The Borrower shall, at its sole cost and expense, comply in all material respects with and shall cause the Lessee of each Collateral Property to comply in all material respects with all Environmental Laws applicable to the Collateral Properties and shall ensure that all operations, businesses and activities conducted thereon are in material compliance with all Environmental Laws.

          (b) The Borrower shall, at its sole cost and expense, comply in all material respects with and shall cause the Lessee of each Collateral Property to comply in all material respects with all Environmental Laws relating to asbestos or asbestos-containing materials.

          (c) If the Borrower shall receive any notice or other communication relating to any Collateral Property from any governmental authority concerning any actual, alleged, suspected or threatened violation of or liability under any Environmental Laws or any Environmental Condition, or that any representation or warranty herein relating to Hazardous Materials is not or is no longer accurate in any material respect, including any notice or other communication from any governmental authority concerning any actual or threatened Environmental Claim, then the Borrower shall deliver to the Lender, within ten (10) days after receipt of such notice or communication, a written description of such violation, liability, or actual or threatened event or condition. Receipt of such notice shall not be deemed to create any obligation on the part of the Lender to defend or otherwise respond to such notification. The Borrower shall promptly take all actions necessary to defend such notification of Environmental Claim or clean up or remedy such Environmental Condition in compliance with all Environmental Laws.

          (d) Upon the Lender's reasonable request, the Borrower shall, at its sole cost and expense, take all actions or cause the Lessee to take all actions necessary to ensure that there is no Hazardous Material at, on or under the Collateral Properties in quantities or concentrations other than those permitted by applicable Environmental Laws. The Borrower shall reasonably promptly provide to the Lender copies of all environmental site assessments or environmental audit reports, or updates of such assessments or reports that are generated in connection with the above activities. The Borrower's obligations hereunder shall arise upon the reasonable request of the Lender, taking into account all of the circumstances, including the conducting of tests in the past and with due regard to the likelihood of finding Hazardous Materials on the Collateral Properties regardless of whether any governmental authority has taken or threatened any action with respect to the presence of any Hazardous Materials at, on or under the applicable Collateral Property. If the Borrower fails to discharge any of its obligations hereunder, the Lender shall have the right, but not the obligation, in its reasonable discretion, at the Borrower's sole cost and expense, to take such reasonable actions that the Lender reasonably deems necessary or advisable, including the removal or cleanup of any Hazardous Materials at, on or under the Collateral Properties. The Borrower grants the Lender and its employees, contractors and agents an irrevocable and non-exclusive license, upon reasonable prior notice, to enter upon the Collateral Properties to conduct such activities in accordance with the preceding sentence. All reasonable costs and expenses incurred by the Lender under this subsection shall be due and payable by the Borrower on demand.

          (e) Following and during the continuance of an Event of Default, the Borrower shall permit Lender to enter upon the Collateral Properties at any reasonable time to conduct, at Borrower's sole cost and expense, an inspection of such Collateral Properties, to determine compliance with all applicable Environmental Laws and to take any and all other actions that the Lender deems reasonably necessary or advisable, including the removal or cleanup of any Hazardous Materials in quantities or concentrations which violate applicable Environmental Laws at, on or under the applicable Collateral Property. Following and during the continuance of an Event of Default, the Borrower grants the Lender and its employees, contractors and agents an irrevocable and nonexclusive license to enter upon the Collateral Properties and to perform such tests on the Collateral Properties necessary to conduct such reviews and investigations in accordance with the preceding sentence. All reasonable costs and expenses incurred by the Lender under this subsection shall be due and payable by the Borrower on demand.

          (f) The Borrower shall not cause, nor permit or suffer the existence or the commission by the Borrower, its agents, employees, contractors, invitees, the Lessee or any other Person, of any material violation of any applicable Environmental Laws at, on or under any of the Collateral Properties.

          SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) (1) The Borrower shall default in the payment when due of any principal of or interest on the Loan (including upon the maturity of the Loan); or (2) the Borrower shall default in the payment when due of any other amount payable by it hereunder or under the other Basic Documents and such default shall continue for a period of more than two Business Days after notice thereof to the Borrower by the Lender; or

          (b) [Intentionally Deleted]

          (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by the Borrower or by either the Pledgors or the Lessee or in any certificate furnished to the Lender pursuant to any other provisions hereof or thereof shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) (1) The Borrower shall default in the performance of any of its obligations under Sections 8.01(a), 8.01(b), or 8.01(f) hereof or Sections
     8.05 through 8.10 (inclusive) hereof or Sections 8.12, 8.13, 8.14 or 8.16 hereof; or (2) the Borrower shall default in the performance of any of its obligations under any Mortgage (other than its obligation to pay any amounts payable under any Mortgage as to which Section 9(a)(2) shall be applicable and other than its obligations with respect to Environmental Laws as to which Section 9(s) below shall be applicable) and such default shall continue unremedied for a period of more than 30 days after notice thereof to the Borrower by the Lender; or (3) the Borrower shall default in the performance of any of its obligations under the Environmental Indemnity Agreement; or (4) the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Basic Document (other than its obligations with respect to Environmental Laws as to which Section 9(s) below shall be applicable) and such default shall continue unremedied for a period of thirty days after notice thereof to the Borrower by the Lender; or

          (e) (1) Either Pledgor shall default in the performance of any of its obligations under the Pledge Agreements and such default shall be incapable of being remedied or shall continue unremedied for a period of more than 10 days after notice thereof to such Pledgor by the Lender; or (2) the General Partner shall default in the performance of any of its obligations under the Environmental Indemnity Agreement; or

          (f) Either Pledgor, the Borrower, the Lessee or any of their respective Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) Either Pledgor, the Borrower, the Lessee or any of their respective Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect),
     (iv) file a petition as debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of either Pledgor, the Borrower, the Lessee or any of their respective Subsidiaries, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of either Pledgor, the Borrower, the Lessee or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of either Pledgor, the Borrower, the Lessee or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against either Pledgor, the Borrower, the Lessee or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against either Pledgor, the Borrower, the Lessee and/or any of their respective Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and either Pledgor, the Borrower, the Lessee or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, either Pledgor, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Lender, material in relation to the consolidated financial condition, business operations or prospects taken as a whole of the REIT and its Consolidated Subsidiaries or of the Borrower; or

          (k) Except for expiration or termination in accordance with its terms, any of the Security Documents or the Environmental Indemnity Agreement or the Operating Lease shall be terminated or shall cease to be in full force and effect, for whatever reason; or any of the Security Documents shall be declared null and void, or shall fail to create the Liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in and Lien on all of the Collateral, subject to no equal or prior Lien other than Permitted Liens); or

          (1) The General Partner shall cease to be the sole general partner of the Borrower, or the General Partner shall cease to be a Wholly-Owned Subsidiary of the REIT; or

          (m) The REIT shall fail or cease to qualify as a "real estate investment trust" pursuant to Sections 856 through 860 of the Code; or the General Partner shall fail to qualify as a "qualified REIT subsidiary" under the Code; or

          (n) Either Pledgor or the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise); or proceedings shall be commenced by or on behalf of any Person (including either Pledgor or the Borrower) seeking the termination, dissolution or liquidation of either Pledgor or the Borrower and such proceedings (commenced by any Person other than either Pledgor or the Borrower) shall continue undismissed, or an order, judgment or decree approving or ordering any such proceedings shall be entered and continue unstayed and in effect, for a period of 60 or more consecutive days; or any event specified in Section 7.03 of the Partnership Agreement shall occur; or

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

          (o) Without the Lender's prior written consent, any Collateral Property or any part thereof or interest therein becomes subject to any easement, covenant, lien, charge, mortgage or other encumbrance whether junior or senior to the related Mortgage, except for the Permitted Liens; or

          (p) Without the Lender's prior written consent, the use of any Collateral Property is changed to any use other than that of a hotel offering services previously approved by the Lender; or

          (q) Without the Lender's prior written consent, the leases, rents, income or revenues of any Collateral Property are assigned, pledged or otherwise encumbered or become subject to any lien, charge or mortgage, except for Permitted Liens; or

          (r) Without the Lender's prior written consent, any Collateral Property or any part thereof or interest therein is sold, assigned, transferred, conveyed or otherwise disposed of or is the subject of any attempted sale, assignment, transfer or conveyance except as expressly permitted under this Agreement; or

          (s) The Borrower shall fail to perform or observe in any material respect any of the covenants, obligations or agreements contained in the Basic Documents (other than any non-performance or non-observance in connection with (1) any contest of an obligation of the Borrower pursued in accordance with and as permitted by the provisions of the applicable Basic Documents and (2) any covenant, obligation or agreement contained in
     Section 2(c) of the Environmental Indemnity Agreement) relating to any Environmental Claim, Environmental Condition, Environmental Law, Environmental Damages or Hazardous Materials, unless with respect to any such non-compliance or non-performance the Borrower shall (i) commence actions necessary to cure such matters, including the investigation, cleanup or remediation of Hazardous Materials at, on or under the Collateral Properties, within thirty days after the earlier of knowledge thereof by the Borrower or written notice of such failure having been given to the Borrower by the Lender, (ii) after receipt of such written notice and commencement of curative action as contemplated in clause (i) above, continue to pursue the cure of such nonperformance or non-observance in a diligent and expeditious manner until the earliest of (A) such cure is completed, (B) the time period set forth in clause (iii) below expires and, on a quarterly basis, provide the Lender with written reports as to the status of such actions or (C) the time period required by applicable Environmental Laws expires; and (iii) subject to clause (iv) below, cure such nonperformance or non-observance or otherwise remedy such default within 180 days after the earlier of knowledge thereof by the Borrower or receipt of the written notice referred to in clause (i); and (iv) cure such non-performance or non-observance or otherwise remedy such default within a cure period which shall be longer than the period of 180 days referred to in the preceding clause (iii) if such cure period shall be permitted by applicable Environmental Laws and shall be available to the

     Borrower pursuant to a plan of action approved by a governmental authority and written evidence of such approved plan satisfactory to the Lender shall have been presented to the Lender); or

          (t) an Event of Default occurs under the Operating Lease, or the Lessee shall default in the performance or observance of any of its obligations under the Lessee Subordination Agreement.

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to either Pledgor, the Borrower or the Lessee, the Lender may, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to either Pledgor, the Borrower or the Lessee, the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder and under the Note shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 10. THE ADMINISTRATIVE AGENT.

          Section 10.01 Appointment, Powers and Immunities. The Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, the Servicing Agreement or the Cash Collateral Agreement, together with such other powers as are reasonably incidental thereto.

          Section 10.02 [lntentionally Deleted]

          SECTION 11. MISCELLANEOUS.

          Section 11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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

          Section 11.02 Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          Section 11.03 Expenses, Etc. The Borrower agrees to pay or reimburse the Lender for paying: (a) all reasonable out-of-pocket expenses of the Lender and the Administrative Agent (including the reasonable fees and expenses of Kaye, Scholer, Fierman, Hays & Handler, counsel to the Lender, Morrison & Hecker, counsel to the Administrative Agent, and of any local counsel to the Lender), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Note and the other Basic Documents and the making of the Loan hereunder, and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the other Basic Documents in connection with any Securitization; (b) all reasonable costs and expenses of the Lender and the Administrative Agent (including reasonable counsel fees and expenses) in connection with any Default and any enforcement or collection proceedings resulting therefrom including in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Borrower or either Pledgor or a "workout" of the Loan; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the other Basic Documents, Security Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, the other Basic Documents or any document referred to therein; and (d) all taxes and assessments, recording fees, registration taxes, title insurance premiums, appraisal fees, costs of surveys, fees of third-party consultants and all other fees and expenses reasonably incurred by the Lender and the Administrative Agent in connection with any Collateral (including all mortgage loan servicing fees). The Borrower hereby agrees to indemnify the Lender and the Administrative Agent and their respective directors, officers, employees and agents (including the general partner of the Administrative Agent and such general partner's directors, officers, employees and agents) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim of any Person relating to or arising out of any Basic Document or resulting from the ownership or financing of any Collateral Property or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of the Loan, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such

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

losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Lender or any other Person to be indemnified). The Borrower hereby agrees to indemnify the Lender and its Affiliates and any Person controlling the Lender or its Affiliates and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses incurred by any of them arising out of or by reason of any claim of any Person under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934 or any state securities laws relating to, in connection with or arising out of any Securitization of the Indebtedness arising hereunder, or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating thereto in each case insofar as such losses, liabilities, claims, damages, expenses or costs (a) arise out of or based upon any untrue statement or any alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, private placement memorandum, information memorandum, or any amendment or supplement thereto or in any document incorporated by reference therein or in any document or certificate furnished by the Borrower, the Pledgors or any of their respective Subsidiaries or Affiliates in connection with the Securitization, or (b) arise out of or are based upon the omission or alleged omission to state in any registration statement, prospectus, preliminary prospectus, private placement memorandum, or in any amendment or supplement thereto or in any document incorporated therein or in any document or certificate furnished by the Borrower, the Pledgors or any of their respective Subsidiaries or Affiliates a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages, costs or expenses incurred by reason of the gross negligence or willful misconduct of the Lender or any other Person to be indemnified).

          Section 11.04 Amendments. Etc. Any provision of this Agreement may be amended or modified only by any instrument in writing signed by the Borrower and the Lender.

          Section 11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, in connection with any assignment of the Loan pursuant to Section 11.06(b) hereof, the Lender may, subject to Section 11.06(b), assign or otherwise transfer all of its rights and remedies under this Agreement to the assignee, and such assignee shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Lender herein or otherwise. Each representation and agreement made by the Borrower in this Agreement shall be deemed to run to and each reference to the Lender herein shall be deemed to refer to the Lender and all of its successors and assigns.

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

          Section 11.06 Assignments and Participations.

          (a) The Borrower may not assign its rights or obligations hereunder or under the Note or any other Basic Document without the prior written consent of the Lender, which consent may be withheld in Lender's sole discretion.

          (b) The Lender may assign and transfer all or any portion of its rights hereunder and in the Basic Documents, in connection with the Securitization or otherwise, without the consent of the Borrower.

          (c) Subject to Section 11.15 hereof, the Lender may furnish any information concerning the Pledgors, the Borrower or any of their respective Subsidiaries in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants).

          Section 11.07 [Intentionally Deleted]

          Section 11.08 Survival. The obligations of the Borrower under Sections
5.01 and 11.03 hereof shall survive the repayment of the Loan and any Release of the Collateral pursuant to the Basic Documents (including pursuant to Section.
2.08 hereof). In addition, each representation and warranty made hereunder shall survive the making of the Loan and the Lender shall not be deemed to have waived, by reason of making the Loan, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to know that such representation or warranty was false or misleading.

          Section 11.09 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 11.11 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of

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

any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 11.12 Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 11.13 Marshalling; Recapture. The Lender shall be under no obligation to marshall any assets in favor of the Borrower or either Pledgor. To the extent the Lender receives any payment by or on behalf of the Borrower or the Pledgors, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or either Pledgor or their respective estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower or the Pledgors to the Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section 11.14 Cross Collateralization. The Borrower represents, warrants and covenants that in the case of an Event of Default (i) the Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as the Lender, in its sole and absolute discretion, shall determine from time to time, (ii) the Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subject to any "one action" or "election of remedies" law or rule, (iii) the exercise by the Lender of any remedies against any one item of Collateral will not impede the Lender from subsequently or simultaneously exercising remedies against any other item of Collateral, and (iv) all Liens and other rights, remedies or privileges provided to the Lender shall remain in full force and effect until the Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan.

          Section 11.15 Confidentiality. The Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices, any non-public information supplied to it by the Borrower or its agents pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lender or any non-public information relating to litigation involving the dispute of a claim under Environmental Laws against the Borrower or with respect to any Collateral Property which is known by the Lender to be non-public information, provided that nothing herein shall limit the

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disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Lender, (iii) to examiners, auditors or accountants, (iv) in connection with any litigation to which the Lender is a party, (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees to be bound by these provisions, (vi) to the Administrative Agent and its counsel in connection with the servicing of the Loan, or (vii) in connection with the Securitization; provided, further, that, unless specifically prohibited by applicable law or court order, the Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower. The Borrower agrees (on behalf of itself and each of its Affiliates, officers, agents, employees and representatives) that it will not, and will not permit any of its Affiliates to, issue any press release or make any public statement or disclose any information to the public about the Loan or the transactions contemplated by the Basic Documents without the prior written consent of the Lender in each instance.

          Section 11.16 Limited Recourse. The obligations of Borrower hereunder are limited recourse obligations as set forth in each of the Mortgages.

          Section 11.17 No Reliance. Borrower represents that it: (i) has been advised that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its affiliates; (ii) is represented by competent counsel and has consulted counsel before executing this Loan Agreement; and (iii) has relied solely on its own judgment and on its counsel and advisors in entering into the transaction(s) contemplated hereby without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         INNKEEPERS FINANCING
                                         PARTNERSHIP II, L.P.
                                         a Virginia limited partnership

                                         By Innkeepers Financial Corporation II,
                                            a Virginia corporation
                                            its sole General Partner


                                            By: /s/ Jeffrey Fisher
                                                --------------------------------
                                                Name: Jeffrey Fisher
                                                Title: President

                                         Address for Notices:

                                         5255 North Federal Highway
                                         Suite 100
                                         Boca Raton, Florida 33487
                                         Telecopier No.: (407) 994-5999
                                         Attention: Jeffrey Fisher

                                         with a copy to:

                                         Hunton & Williams
                                         951 E. Byrd Street
                                         Richmond, VA 23219
                                         Telecopier No.: (804) 788-8200
                                         Attention: Mark Murphy, Esq.

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

                                         NOMURA ASSET CAPITAL CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Wayne M. Brandt
                                             -----------------------------------
                                             Name: Wayne M. Brandt
                                             Title: Director

                                         Address for Notices:

                                         2 World Financial Center
                                         Building B
                                         New York, New York 10281
                                         Telecopier No.: (212) 667-1014
                                         Attention: Wayne M. Brandt

                                         with a copy to:

                                         Nomura Asset Capital Corporation
                                         2 World Financial Center
                                         Building B
                                         New York, New York 10281
                                         Telecopier No.: (212) 667-1014
                                         Attention: Sheryl McAfee

                                         and a copy to:

                                         Kaye, Scholer, Fierman, Hays & Handler
                                         425 Park Avenue
                                         New York, New York 10022
                                         Telecopier No.: (212) 836-7156
                                         Attention: Stephen Gliatta, Esq.

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